________________________________________________________________________________

FLORIDIAN BANK 401(K) PLAN

________________________________________________________________________________

FLORIDIAN BANK 401(K) PLAN

TABLE OF CONTENTS

PART 1			1
	ARTICLE 1	INTRODUCTION	1
	1.1.1	Adoption and Title	1
	1.1.2	Effective Date	1
	1.1.3	Purpose	1

ARTICLE 2	DEFINITIONS	1
1.2.1	"Account"	1
1.2.2	"Account Balance"	1
1.2.3	"ACP"	1
1.2.4	"Act"	1
1.2.5	"ADP"	1
1.2.6	"Alternate Payee"	1
1.2.7	"Anniversary Date"	1
1.2.8	"Base Benefit Percentage"	2
1.2.9	"Base Contribution Percentage"	2
1.2.10	"Beneficiary"	2
1.2.11	"Board of Directors"	2
1.2.12	"Break in Service"	2
1.2.13	"Code"	2
1.2.14	"Compensation"	2
1.2.15	"Compensation Computation Period"	3
1.2.16	"Contract"	3
1.2.17	"Controlled Account"	3
1.2.18	"Direct Rollover"	3
1.2.19	"Disability Retirement Date"	3
1.2.20	"Distributee"	3
1.2.21	"Early Retirement Age"	3
1.2.22	"Early Retirement Date"	3
1.2.23	"Earned Income"	3
1.2.24	"Elapsed Time Method"	4
1.2.25	"Elective Account"	4
1.2.26	"Elective Contribution"	4
1.2.27	"Elective Deferrals"	4
1.2.28	"Eligibility Computation Period"	4
1.2.29	"Eligible Employee"	4
1.2.30	"Eligible Retirement Plan"	4
1.2.31	"Eligible Rollover Distribution"	4
1.2.32	"Employee"	5
1.2.33	"Employer"	5
1.2.34	"Employer Contributions"	5
1.2.35	"Entry Date"	5
1.2.36	"Excess Benefit Percentage"	6
1.2.37	"Excess Contribution Percentage"	6
1.2.38	"Fiduciary"	6
1.2.39	"Forfeitures"	6
1.2.40	"Gross Benefit Percentage"	6
1.2.41	"Highly Compensated Employee"	6

1.2.42	"Hour of Service"	7
1.2.43	"Insurer"	8
1.2.44	"Integration Level"	8
1.2.45	"Investment Manager"	8
1.2.46	"Joint and Survivor Annuity"	8
1.2.47	"Leased Employee"	8
1.2.48	"Life Insurance Policy"	8
1.2.49	"Limitation Year"	8
1.2.50	"Matching Account"	8
1.2.51	"Matching Contribution"	8
1.2.52	"Maximum Excess Benefit Percentage"	8
1.2.53	"Maximum Excess Contribution Percentage"	8
1.2.54	"Maximum Offset Benefit Percentage"	9
1.2.55	"Minimum Top-Heavy Allocation"	9
1.2.56	"Non Elective Account"	9
1.2.57	"Non-Elective Contribution"	9
1.2.58	"Non-Highly Compensated Employee"	9
1.2.59	"Normal Form of Distribution"	9
1.2.60	"Normal Retirement Age"	9
1.2.61	"Normal Retirement Date"	9
1.2.62	"Offset Percentage"	9
1.2.63	"Owner-Employee"	9
1.2.64	"Participant"	9
1.2.65	"Plan"	9
1.2.66	"Plan Administrator"	9
1.2.67	"Plan Year"	9
1.2.68	"Pre-Retirement Survivor Annuity"	9
1.2.69	"Qualified Domestic Relations Order (QDRO)"	9
1.2.70	"Qualified Joint and Survivor Annuity"	10
1.2.71	"Qualified Matching Account"	10
1.2.72	"Qualified Matching Contribution"	10
1.2.73	"Qualified Military Service"	10
1.2.74	"Qualified Non-Elective Account"	10
1.2.75	"Qualified Non Elective Contribution"	10
1.2.76	"Qualified Pre-Retirement Survivor Annuity"	10
1.2.77	"Qualifying Employer Real Property"	10
1.2.78	"Qualifying Employer Securities"	10
1.2.79	"Safe Harbor Profit Sharing Plan"	10
1.2.80	"Segregated Account"	11
1.2.81	"Segregated Fund"	11
1.2.82	"Self-Employed Individual"	11
1.2.83	"Straight Life Annuity"	11
1.2.84	"Taxable Wage Base"	11
1.2.85	"True Up"	11
1.2.86	"Trustee"	11
1.2.87	"Trust Fund"	11
1.2.88	"Valuation Date"	11
1.2.89	"Voluntary Account"	11
1.2.90	"Voluntary Contribution Benefit"	11
1.2.91	"Voluntary Employee Contributions"	11
1.2.92	"Year(s) of Credited Service"	11
1.2.93	"Year(s) of Eligibility Service"	11
1.2.94	"Year(s) of Participation"	11
1.2.95	"Year of Service"	11

1.2.96	"Year(s) of Vesting Service"	12

PART 2			12
	ARTICLE 1	PARTICIPATION	12
	2.1.1	Eligibility Requirements	12
	2.1.2	Commencement of Participation	12
	2.1.3	Participation upon Reemployment	12
	2.1.4	Termination of Participation	12
	2.1.5	Plan Administrator's Determination	12
	2.1.6	Existing Participants	12
	2.1.7	Change in Status	13
	2.1.8	Qualified Military Service	13
	2.1.9	One-Time Election Not to Participate	13
	2.1.10	Fail Safe Allocations	13

ARTICLE 2	CONTRIBUTIONS	15
2.2.1	Employer Contributions	15
2.2.2	Return of Contributions	15
2.2.3	Voluntary Employee Contributions	16
2.2.4	Elective Contributions	16

ARTICLE 3	ALLOCATIONS	16
2.3.1	Non-Elective Contributions	16
2.3.2	Elective Contributions	16
2.3.3	Matching Contributions	16
2.3.4	Qualified Non-Elective Contributions	17
2.3.5	Qualified Matching Contributions	17
2.3.6	Minimum Top Heavy Allocation	17
2.3.7	Allocations on Behalf of Disabled Participants	17
2.3.8	Forfeiture Allocations	17
2.3.9	Restoration of Forfeitures	18
2.3.10	Voluntary Contribution Benefit	18
2.3.11	Distribution Dates	18
2.3.12	Distribution Determination Date	18
2.3.13	Optional Forms of Payment	18
2.3.14	Small Amounts	19
2.3.15	Maximum Permitted Disparity	19

ARTICLE 4	VESTING	19
2.4.1	Non-Elective Account	19
2.4.2	Elective Account	20
2.4.3	Matching Account	20
2.4.4	Other Accounts	20
2.4.5	Service Not Taken into Account	21
2.4.6	Reemployment	21
2.4.7	Leave of Absence	21
2.4.8	Minimum Distribution	21
2.4.9	Forfeitures	21
2.4.10	Termination of Plan	22

ARTICLE 5	DISTRIBUTIONS	22
2.5.1	Immediate Distributions	22

2.5.2	Deferred Distributions	22
2.5.3	Required Distributions	23
2.5.4	Requirement of Annuity Payment	25
2.5.5	Methods of Distribution	28
2.5.6	Nature of Distributions	28
2.5.7	Miscellaneous Provisions	29
2.5.8	In Service Distributions	30
2.5.9	Hardship Withdrawals	31

ARTICLE 6	CONTINGENT TOP HEAVY PROVISION	32
2.6.1	Top Heavy Requirements	32
2.6.2	Top Heavy Definitions	33

ARTICLE 7	LIMITATIONS ON CONTRIBUTIONS	35
2.7.1	General Limitation on Contributions	35
2.7.2	Actual Deferral Percentage Test	36
2.7.3	Actual Contribution Percentage Test	36
2.7.4	Multiple Use Test	36
2.7.5	Multiple Plans	37
2.7.6	Distribution of Excess Contributions	37
2.7.7	Distribution of Excess Aggregate Contributions	37
2.7.8	Forfeiture of Matching Contributions	38
2.7.9	Definitions	38

ARTICLE 8	ACCOUNTING	40
2.8.1	Accounts	40
2.8.2	Valuation Adjustments	40
2.8.3	Allocation of Earnings Gains and Losses	41
2.8.4	Interim Valuations	41
2.8.5	Earnings on Forfeitures	41
2.8.6	Plan Expenses	42

ARTICLE 9	ALTERNATIVE METHODS OF MEETING NONDISCRIMINATION REQUIREMENTS	42

ARTICLE 10	SIMPLE 401(k) LIMITATIONS	42

PART 3			42
	ARTICLE 1	LIMITATIONS	42
	3.1.1	General Limitations on Annual Additions	42
	3.1.2	Determination of Annual Addition and Maximum Permissible Annual Addition	42
	3.1.3	Excess Annual Additions	43
	3.1.4	Participation in Certain Other Plans	44
	3.1.5	Combined Plan Limitation	44
	3.1.6	Definitions	46
	3.1.7	General Limitations on Elective Deferrals	47
	3.1.8	Distribution of Excess Elective Deferrals	47
	3.1.9	Controlled Businesses	47

ARTICLE 2	FIDUCIARIES	47

3.2.1	Standard of Conduct	47
3.2.2	Individual Fiduciaries	48
3.2.3	Disqualification from Service	48
3.2.4	Bonding	48
3.2.5	Prior Acts	48
3.2.6	Insurance and Indemnity	48
3.2.7	Expenses	48
3.2.8	Agents, Accountants and Legal Counsel	48
3.2.9	Investment Manager	48
3.2.10	Finality of Decisions or Acts	49
3.2.11	Certain Custodial Accounts and Contracts	49

ARTICLE 3	PLAN ADMINISTRATOR	49
3.3.1	Administration of Plan	49
3.3.2	Disclosure Requirements	50
3.3.3	Information Generally Available	50
3.3.4	Statement of Account Balance	50
3.3.5	Explanation of Rollover Treatment	50

ARTICLE 4	TRUSTEE	50
3.4.1	Acceptance of Trust	50
3.4.2	Trustee Capacity - Co-Trustees	50
3.4.3	Resignation, Removal, and Successors	50
3.4.4	Consultations	51
3.4.5	Rights, Powers and Duties	51
3.4.6	Rights of Trustee as to Contributions	52
3.4.7	Trustee Indemnification	52
3.4.8	Changes in Trustee Authority	52
3.4.9	Electromechanical Communications	52

ARTICLE 5	TRUST ASSETS	53
3.5.1	Trustee Exclusive Owner	53
3.5.2	Investments	53
3.5.3	Administration of Trust Assets	54
3.5.4	Segregated Funds	54
3.5.5	Investment Control	55
3.5.6	Compliance with Section 404(c) of the Act	55

ARTICLE 6	INSURANCE	56

ARTICLE 7	PARTICIPANT LOANS	56
3.7.1	Authorization	56
3.7.2	Spousal Consent	56
3.7.3	Limitations	56
3.7.4	Availability	57
3.7.5	Prohibitions	57
3.7.6	Qualified Military Service	57

ARTICLE 8	BENEFICIARIES	57
3.8.1	Designation of Beneficiaries	57
3.8.2	Absence or Death of Beneficiaries	57

3.8.3	Surviving Spouse Election	58

ARTICLE 9	CLAIMS	58
3.9.1	Claim Procedure	58
3.9.2	Appeal	58

ARTICLE 10	AMENDMENT AND TERMINATION	58
3.10.1	Right to Amend	58
3.10.2	Delegation	59
3.10.3	Manner of Amending	59
3.10.4	Limitations on Amendments	59
3.10.5	Voluntary Termination	60
3.10.6	Involuntary Termination	60
3.10.7	Withdrawal by Employer	60
3.10.8	Powers Pending Final Distribution	60

ARTICLE 11	PORTABILITY	60
3.11.1	Continuance by Successor	60
3.11.2	Merger with Other Plan	60
3.11.3	Transfer from Other Plans	60
3.11.4	Transfer to Other Plans	61
3.11.5	Direct Rollover	61

ARTICLE 12	MISCELLANEOUS	61
3.12.1	No Reversion to Employer	61
3.12.2	Employer Actions	61
3.12.3	Execution of Receipts and Releases	61
3.12.4	Rights of Participants Limited	61
3.12.5	Persons Dealing with Trustee Protected	62
3.12.6	Protection of the Insurer	62
3.12.7	No Responsibility for Act of Insurer	62
3.12.8	Inalienability	62
3.12.9	Qualified Domestic Relations Orders	63
3.12.10	Authorization to Withhold Taxes	64
3.12.11	Missing Persons	64
3.12.12	Notices	65
3.12.13	Governing Law	65
3.12.14	Severability of Provisions	65
3.12.15	Gender and Number	65
3.12.16	Binding Effect	65
3.12.17	Qualification under Internal Revenue Laws	65

ARTICLE 13	EXECUTION OF AGREEMENT	66
3.13.1	Counterparts	66
3.13.2	Acceptance by Trustee	66
3.13.3	Execution	66

FLORIDIAN FINANCIAL GROUP INC., 401(K) PLAN

THIS AGREEMENT is made this 8th day of August, 2008, by and between Floridian Financial Group Inc., Orange Bank EIN # 20-2535722 and Floridian Bank EIN # 20-4201875 (collectively "the Employer"), and John Waters and Thomas Dargan (collectively "the Trustee").

PART 1

ARTICLE 1

INTRODUCTION

1.1.1 Adoption and Title. The Employer and the Trustee hereby amend, restate, and adopt the Plan and Trust to be known as Floridian Financial Group Inc., 401(k) Plan.

1.1.2 Effective Date. Except as otherwise specifically provided herein, the provisions of this amended and restated Plan and Trust which was originally effective March 20, 2006 shall be effective as of April 4, 2008, hereinafter known as the "Effective Date." Effective dates pertaining to legislative changes required by the Uruguay Round Agreements Act, Pub. L. 103-465 ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353 ("USERRA"), the Small Business Job Protection Act of 1996, Pub. L. 104-188 ("SBJPA"), the Taxpayer Relief Act of 1997, Pub. L. 105-34 ("TRA 97"), and the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206 ("RRA"), collectively known as "GUST", and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554 ("CRA") are provided herein with those provisions.

1.1.3 Purpose. This Plan and Trust is established for the purpose of giving recognition to the contribution made by Employees to the successful conduct of the business of the Employer by providing Eligible Employees with retirement, disability and death benefits in accordance with the Plan.

ARTICLE 2

DEFINITION

As used in this Plan and Trust, the following terms shall have the following meanings:

1.2.1 "Account": The Non-Elective Account, Elective Account, Matching Account, Qualified Non-Elective Account, Qualified Matching Account, Voluntary Account, Controlled Account, or Segregated Account of a Participant, as the context requires, established and maintained for accounting purposes.

1.2.2 "Account Balance": The value of a Participant's Accounts as of a specified date.

1.2.3 "ACP": The Average Contribution Percentage determined in accordance with the provisions of Part 2, Article 7.

1.2.4 "Act": The Employee Retirement Income Security Act of 1974, as amended from time to time.

1.2.5 "ADP": The Actual Deferral Percentage determined in accordance with the provisions of Part 2, Article 7.

1.2.6 "Alternate Payee": Any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under this, or any other plan of the Employer, with respect to such Participant.

1.2.7 "Anniversary Date": The last day of the Plan Year.

14535	1	05/01/07

1.2.8 "Base Benefit Percentage": The percentage of average compensation at which Employer derived benefits are accrued with respect to compensation at or below the integration level in a defined benefit plan or target benefit plan.

1.2.9 "Base Contribution Percentage": The percentage of Compensation at which Employer derived contributions are made respect to Compensation at or below the Integration Level.

1.2.10 "Beneficiary": The person or persons entitled to receive any benefits payable upon or after a Participant's death.

1.2.11 "Board of Directors": The board of directors of an incorporated Employer.

1.2.12 "Break in Service": The failure of an Employee or Participant to complete more than a specified amount of service during a twelve (12) consecutive month period. A Break in Service for eligibility purposes shall occur if the Employee has less than 500 Hours of Service. A Break in Service for vesting purposes shall occur if the Participant has less than 500 Hours of Service. The determination of whether the Participant has earned a Year of Service (or partial year) or a Break in Service shall be measured on the same computation period, as specified in Section 1.2.28 or 1.2.96, as appropriate.

1.2.13 "Code": Internal Revenue Code of 1986, as amended from time to time.

1.2.14 "Compensation": Total compensation, which is actually paid to the Participant by the Employer during the applicable twelve (12) consecutive month period and includes all information required to be reported under sections 6041, 6051 and 6052 of the Code (wages, tips, and other compensation as reported on Form W-2). Compensation includes wages, (within the meaning of section 3401(a) of the Code) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under sections 6041(d), 6051(a)(3), and 6052 of the Code. Such compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).

In the case of a Self-Employed Individual, Compensation means Earned Income during such period; provided, if Compensation is modified so that Non-Highly Compensated Employees receive less than their total Compensation, Compensation for each self-employed individual shall be his Earned Income multiplied by a percentage. Such percentage equals the aggregate compensation recognized for allocation purposes for Non-Highly Compensated Employees divided by the aggregate total compensation actually paid to Non-Highly Compensated Employees.

Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b), and 457(b) of the Code. Section 132(f)(4) elective deferrals are included in Compensation for Plan Years beginning on or after January 1, 1998.

Effective December 12, 1994, a Participant who is in Qualified Military Service shall be credited with Compensation for such period based on the rate of Compensation he would have received had he been in the employment of the Employer, or if such rate is not ascertainable, the average Compensation for the twelve (12) consecutive month period, (or his entire period of employment, if shorter), preceding his Qualified Military Service.

For Plan Years beginning on or after January 1, 1989, and before January 1, 1994, the annual compensation of each Participant taken into account for determining all allocations provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.

For Plan Years beginning on or after January 1, 1994, the annual compensation of each Participant taken into account for determining all allocations provided under the Plan for any Plan Year, shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B) of

14535	2	05/01/07

the Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

If a determination period consists of fewer than twelve (12) months the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is twelve (12).

If Compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual compensation limit in effect for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

For Plan Years commencing prior to January 1, 1997 the annual compensation taken into account in determining whether the dollar limitation above applies shall include the compensation of the Participant's spouse and any lineal descendants who have not attained age nineteen (19) by the last day of the Plan Year. If the aggregate compensation exceeds such dollar limitation, then the dollar limitation shall be allocated among the Participant, spouse, and such lineal descendants. Each affected individual shall receive the lesser of his compensation (without regard to this Section) or the Taxable Wage Base in effect on the first day of the applicable Plan Year. If the aggregate of the amounts so allocated still exceeds the dollar limitation, then each affected individual shall receive a pro-rata portion based on such allocation so that the aggregate amount equals the dollar limitation for that Plan Year. If the aggregate of the amounts so allocated is less than the dollar limitation, then each affected individual shall receive an additional amount equal to such difference prorated over his compensation in excess of the Taxable Wage Base for that Plan Year. This Paragraph only applies to Participants who are 5-Percent Owners (as defined in Section 2.5.3(g)(2)) or who are Highly Compensated and receive one of the ten (10) highest compensations for that Plan Year.

1.2.15 "Compensation Computation Period": Each Plan Year.

Compensation for a Participant's initial year of participation shall be measured from his Entry Date as a Participant.

1.2.16 "Contract": Any policy or other agreement with or without any insurance element issued and not subsequently determined invalid or unenforceable by any Insurer including, but not limited to, life insurance policies, individual or group annuity contracts, and deposit administration contracts.

1.2.17 "Controlled Account": An account established and maintained for a Participant with respect to his interest in the Trust Fund over which he is permitted, under the terms of the Plan and the Plan's investment policy, to exercise investment control.

1.2.18 "Direct Rollover": A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.2.19 "Disability Retirement Date": The Plan does not provide Disability Retirement Benefits.

1.2.20 "Distributee": An Employee or former Employee, an Employee's or former Employee's surviving spouse, an Employee's or former Employee's spouse or former spouse who is an Alternate Payee under a Qualified Domestic Relations Order, as defined in section 414(p) of the Code.

1.2.21 "Early Retirement Age": The Plan does not provide an Early Retirement Age.

1.2.22 "Early Retirement Date": The Plan does not provide an Early Retirement Date.

1.2.23 "Earned Income": The net earnings from self-employment in the trade or business with respect to which the Plan is established for which personal services of the Participant are a material income-producing factor. Net earnings shall be determined without regard to items not included in gross income and

14535	3	05/01/07

the deductions allocable to such items but, in the case of taxable years beginning after 1989, with regard to the deduction allowed to the taxpayer by section 164(f) of the Code. Net earnings shall be reduced by contributions to a qualified Plan to the extent deductible under section 404 of the Code.

1.2.24 "Elapsed Time Method": A method of counting service for purposes of eligibility to participate, vesting, and contribution allocation which does not track actual hours worked by an Employee, but is measured according to the length of time an individual is an Employee of the Employer or a Participant of this Plan, as appropriate. This Plan does not use the Elapsed Time Method, but instead tracks Hours of Service for determining Years of Eligibility Service, Years of Credited Service, and Years of Vesting Service.

1.2.25 "Elective Account": An Account established and maintained for a Participant with respect to his Elective Contributions.

1.2.26 "Elective Contribution": A contribution to this Plan made by the Employer on behalf of a Participant, in lieu of cash compensation in accordance with a salary reduction or salary deferral agreement.

1.2.27 "Elective Deferrals": Contributions made on behalf of a Participant at his election, in lieu of cash compensation, pursuant to a salary reduction agreement or other deferral mechanism. Elective Deferrals shall include Elective Contributions to this Plan and any contributions to any other qualified cash or deferral arrangement described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 408(k)(6) of the Code, any Simple IRA Plan described in section 408(p) of the Code, any eligible deferred compensation plan under section 457 of the Code, any plan described under section 501(c)(18) of the Code, and any plan under section 403(b) of the Code for which an annuity contract is purchased for the Participant, whether or not such plan is maintained by the Employer. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions in accordance with Section 3.1.3.

1.2.28 "Eligibility Computation Period": For purposes of determining Years of Eligibility Service and Breaks in Service for purposes of eligibility, the initial Eligibility Computation Period is the twelve (12) consecutive month period beginning with the date on which the Employee first performs an Hour of Service for the Employer and the subsequent Eligibility Computation Periods are each Plan Year commencing with the first Plan Year which commences prior to the first anniversary of the Employee's employment date regardless of whether the Employee is entitled to be credited with 1000 Hours of Service during the initial Eligibility Computation Period. An Employee who is credited with 1000 Hours of Service in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period shall be credited with two (2) Years of Service for purposes of eligibility to participate.

1.2.29 "Eligible Employee": An Employee, as defined in Section 1.2.32 below, who has met the eligibility requirements set forth in Section 2.1.1, but excluding self-employed owners of an unincorporated employer, leased employees and employees not employed by an adopting Employer.

1.2.30 "Eligible Retirement Plan": An individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. In the case of a surviving spouse, this term refers to an individual retirement account or individual retirement annuity.

1.2.31 "Eligible Rollover Distribution": Any distribution of all or a portion of the Participant's Account Balance, but does not include:

(1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more;

(2) any distribution to the extent such distribution is required under section 401(a)(9) of the Code;

(3) the portion of any distribution that is not includable in gross income (determined without

14535	4	05/01/07

regard to the exclusion for net unrealized appreciation with respect to employer securities);

(4) any other distribution(s) that is (are) reasonably expected to total less than two hundred dollars ($200) during a year; and,

(5) any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code received after December 31, 1998.

1.2.32 "Employee": A person who is currently or hereafter employed by the Employer, or by any other employer aggregated under section 414(b), (c), (m) or (o) of the Code and the regulations thereunder, but excluding an employee who is a non-resident alien (within the meaning of section 7701(b)(1)(B) of the Code) deriving no earned income (within the meaning of section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code), employees who are included in the unit of employees covered by a collective bargaining agreement between the Employer and "employee representatives"; provided, that retirement benefits were the subject of good faith negotiations and less than two (2%) percent of the employees of the Employer who are covered pursuant to such agreement are professionals as defined in Treasury regulation section 1.410(b)-9 and employees as the result of a "Section 410(b)(6)(C) Transaction", but only through the last day of the Plan Year beginning after the transaction. For this purpose, the term "employee representatives" does not include any organization where more than half of its members are employees who are owners, officers, or executives of the employer. A "Section 410(b)(6)(C) Transaction" is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

Unless otherwise provided under this Plan, individuals who are not classified as Employees of the Employer for purposes of the Employer's payroll system (including, without limitation, individuals employed by temporary help firms, technical help firms, staffing firms, employee leasing firms, professional employer organizations or other staffing firms whether or not deemed to be "common law" employees or "leased employees" within the meaning of section 414(n) or (o) of the Code) are not considered to be Eligible Employees of the Employer and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as Employees for any purpose, including without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action, or administrative proceeding, such individuals shall notwithstanding such reclassification, remain ineligible for participation hereunder. In addition to and not in derogation of the foregoing, the exclusive means for individuals who are not classified as an Employee of the Employer on the Employer's payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Employer, which specifically renders such individuals eligible for participation hereunder.

The Plan Administrator shall have full and complete discretion to determine eligibility for participation and benefits under this Plan, including, without limitation, the determination of those individuals who are deemed Employees of the Employer (or any controlled group member.) The Plan Administrator's decision shall be final, binding, and conclusive on all parties having or claiming a benefit under this Plan. This Plan is to be construed to exclude, and the Plan Administrator is authorized to exclude, all individuals who are not considered Employees for purposes of the Employer's payroll system.

1.2.33 "Employer": The Employer and each affiliated employer that are a party to this Agreement, or any of their respective successors or assigns which adopt the Plan; provided, however, that no mere change in the identity, form or organization of the Employer shall affect its status under the Plan in any manner, and, if the name of the Employer is hereinafter changed, a corresponding change shall be deemed to have been made in the name of the Plan and references herein to the Employer shall be deemed to refer to the Employer as it is then known.

1.2.34 "Employer Contributions": Any contribution made by the Employer including Non-Elective Contributions, Qualified Non-Elective Contributions, Matching Contributions, and Qualified Matching Contributions. The term as used in this Plan does not include Elective Contributions made of behalf of a Participant.

1.2.35 "Entry Date": The first day of the Plan Year or the first day of each successive three (3) month period, coincident with or next following satisfaction of the eligibility requirements. Eligibility requirements are defined in Section 2.1.1.

14535	5	05/01/07

1.2.36 "Excess Benefit Percentage": The percentage of average compensation at which Employer derived benefits are accrued with respect to compensation above the integration level in a defined benefit plan or target benefit plan.

1.2.37 "Excess Contribution Percentage": The percentage of Compensation at which Employer derived contributions are made with respect to Compensation above the Integration Level.

1.2.38 "Fiduciary": The Plan Administrator, the Trustee, and any other person who has discretionary authority or control in the management of the Plan or the disposition of Trust assets.

1.2.39 "Forfeitures": The non-vested portion of a Participant's Account Balance that is forfeited on or after his termination of employment in accordance with Section 2.4.9 and may be allocated to other Participants, used to defray the administrative expenses of the Plan, or considered as part of the Employer's contribution if permitted by Section 2.3.8.

1.2.40 "Gross Benefit Percentage": The percentage of average compensation at which Employer derived benefits are accrued prior to the application of the offset in a defined benefit plan or target benefit plan.

1.2.41 "Highly Compensated Employee":

(a) For Plan Years beginning after December 31, 1996, a Highly Compensated Employee means any Employee who:

(1) was a 5-percent owner (as defined in section 416(i)(1) of the Code) of the Employer at any time during the year or the preceding year; or

(2) for the preceding year had "compensation" from the Employer in excess of $80,000 (as adjusted by the Secretary of the Treasury pursuant to section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996).

The year for which a determination is being made is called a "determination year" and the preceding twelve (12) month period is called a "look-back year."

For purposes of this Subsection, the term "compensation" means compensation within the meaning of section 415(c)(3) of the Code for the "determination year" or "look-back year." For Plan Years commencing before January 1, 1997 "compensation" for a Participant who is a 5-Percent Owner (as defined in Section 2.5.3(g)(2)) or who receives one of the ten (10) highest compensations for the Plan Year shall include the "compensation" of his spouse, any lineal ascendants and descendants, and the spouses of any lineal ascendants and descendents.

The determination of whether an Employee had "compensation" in excess of $80,000 (as adjusted by the Secretary of the Treasury), shall be made based on "compensation" paid during the preceding Plan Year.

The Employee data for all plans of the Employer shall be based on the preceding Plan Year. This requirement will not apply to "determination years" beginning with or within the 1997 calendar year, and for "determination years" beginning on or after January 1, 1998, and before January 1, 2000. Satisfaction of this requirement is determined without regard to any non-retirement plans of the Employer.

In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to section 414(q) of the Code stated above are treated as having been in effect for years beginning in 1996.

(b) Generally, a former Employee shall be treated as a Highly Compensated Employee if:

(1) the Employee was Highly Compensated Employee when the Employee separated from service; or

(2) the Employee was a Highly Compensated Employee (active) for any Plan Year that

14535	6	05/01/07

ended on or after the Employee's 55th birthday.

The determination of whether a former Employee is a Highly Compensated Employee shall be based on the rules applicable to determining Highly Compensated Employee status as in effect for that "determination year", in accordance with section 1.414(q)-1T, A-7 and A-4 of the temporary Income Tax regulations and Notice 97-45.

The Plan Administrator shall apply rules, as set forth in an administrative policy, so long as such rules are reasonable, nondiscriminatory, and uniformly and consistently applied.

1.2.42 "Hour of Service": An hour for which (a) the Employee is paid, or entitled to payment by the Employer for the performance of duties, (b) the Employee is paid or entitled to payment by the Employer during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, or (c) back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. Hours of Service shall be credited to the Employee under (a), above, for the period in which the duties are performed, under (b), above, in the period in which no duties are performed occurs, beginning with the first Hour of Service to which the payment relates, and under (c), above, for the period to which the award or agreement pertains rather than the period in which the award, agreement or payment is made; provided, however, that Hours of Service shall not be credited under both (a) and (b), above, as the case may be, and under (c) above. Notwithstanding the preceding sentences, (i) no more than five hundred one (501) Hours of Service shall be credited under (b), above, on account of any single continuous period during which the Employee performs no duties whether or not such period occurs in a single computation period, (ii) no Hours of Service shall be credited to the Employee by reason of a payment made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws, and (iii) no Hours of Service shall be credited by reason of a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. The determination of Hours of Service for reasons other than the performance of duties and the crediting of Hours of Service to computation periods shall be made in accord with the provisions of Labor regulation sections 2530.200b-2(b) and (c) which are incorporated herein by reference.

Solely for purposes of determining whether an Employee has incurred a Break in Service, as defined in Section 1.2.12, an Employee shall be credited with the number of Hours of Service which would otherwise have been credited to such individual but for the absence or in any case in which such Hours cannot be determined with eight (8) Hours of Service, for any day that the Employee is absent from work by reason of the Employee's pregnancy, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement. Such Hours of Service shall be credited only in the computation period in which the absence from work begins if the Employee would be prevented from incurring a Break in Service in such computation period solely because credit is given for such period of absence and, in any other case, in the immediately following computation period. Notwithstanding the foregoing, no credit shall be given for such service unless the Employee furnishes to the Plan Administrator information to establish that the absence from work is for the reasons indicated and the number of days for which there was such an absence.

An Employee shall be credited with Hours of Service equal to the actual hours for which the Employee is paid or entitled to payment. In the event actual hours are unavailable, the Employee shall be granted Hours of Service equal to ten (10) Hours of Service if he is credited with at least one (1) Hour of Service during the day.

Service with another business entity that is, along with the Employer, a member of a controlled group of corporations under section 414(b) of the Code, an affiliated service group under section 414(m) of the Code, or trades or businesses under common control as defined in section 414(c) of the Code, or, which is otherwise required to be aggregated with the Employer pursuant to section 414(o) of the Code and the regulations issued thereunder shall be treated as service for the Employer. Hours of Service shall be credited for any individual considered an Employee for purposes of this Plan under section 414(n) or section 414(o) of the Code and the regulations issued thereunder.

Except to the extent inconsistent with regulations issued by the Secretary of the Treasury, service

14535	7	05/01/07

for a predecessor to the Employer, whether as an Employee or self-employed person, may be treated as service for the Employer for purposes of calculating an Employee's Years of Eligibility Service, Years of Vesting Service, or Years of Credited Service, as those terms are defined in Sections 1.2.93, 1.2.96, and 1.2.92. As of the Effective Date of this Plan, there were no such predecessors to the Employer. Any future predecessors and the service being maintained will be listed in Appendix A and attached hereto and be treated as an amendment to this Plan. If the Employer maintains the plan of a predecessor employer, service with such predecessor shall be treated as service for the Employer.

1.2.43 "Insurer": Any insurance company that has issued a Contract to the Plan.

1.2.44 "Integration Level": The amount of Compensation at or below which Employer contributions are allocated based on the Base Contribution Percentage. This Plan does not utilize an Integration Level.

1.2.45 "Investment Manager": The person, persons, bank or insurance company appointed by the Trustee to manage the investments of the Plan, or if no appointment is made, the Trustee.

1.2.46 "Joint and Survivor Annuity": An annuity for the life of the Participant with a survivor annuity for the life of the spouse (or other Beneficiary) which is not less than fifty (50%) percent and not more than one hundred (100%) percent of the amount of the annuity payable during the life of the Participant and which is the amount of benefit which can be purchased with the Participant's vested Account Balances.

1.2.47 "Leased Employee": Effective for Plan Years beginning after December 31, 1996, any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (the "leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code), on a substantially full time basis for a period of at least one (1) year, and such services are performed under the primary direction or control by the recipient; provided that any such person shall not be taken into account:

(a) if such person is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten (10%) percent of compensation, as defined in Section 3.1.6(a); (ii) immediate participation; and (iii) full and immediate vesting; and

(b) if Leased Employees do not constitute more than twenty (20%) percent of the workforce of the recipient employer who are not Highly Compensated Employees.

Contributions or allocations provided for a Leased Employee by the leasing organization, which are attributable to services performed for the recipient employer, shall be treated as provided by the recipient employer.

1.2.48 "Life Insurance Policy": A life insurance, annuity, or endowment policy or contract owned by the Trust on the life of a Participant, on the life of someone in whom the Participant has an insurable interest, or the joint lives of a Participant and someone in whom the Participant has an insurable interest.

1.2.49 "Limitation Year": The Plan Year; provided that all qualified plans maintained by the Employer use the same Limitation Year.

1.2.50 "Matching Account": An Account established and maintained for a Participant with respect to his share of Matching Contributions and Forfeitures.

1.2.51 "Matching Contribution": A contribution to the Plan by the Employer which matches in whole or in part a Participant's Elective Contribution.

1.2.52 "Maximum Excess Benefit Percentage": The largest Excess Benefit Percentage that will satisfy the conditions of Code section 401(l) for a given Base Benefit Percentage. For purposes of Section 2.3.15, the Base Benefit Percentage refers to the one used by the defined benefit plan or plans maintained by the Employer.

1.2.53 "Maximum Excess Contribution Percentage": The largest Excess Contribution

14535	8	05/01/07

Percentage that will satisfy the conditions of Code section 401(l) for a given Base Benefit Percentage. For purposes of Section 2.3.15, the Base Benefit Percentage refers to the one used by this Plan.

1.2.54 "Maximum Offset Benefit Percentage": The largest Offset Percentage that will satisfy the conditions of Code section 401(l) for a given Gross Benefit Percentage. For purposes of Section 2.3.15, the Gross Benefit Percentage refers to the one used by the defined benefit plan or plans maintained by the Employer.

1.2.55 "Minimum Top-Heavy Allocation": The minimum allocation of a Participant for which provision is made in Section 2.6.1.

1.2.56 "Non-Elective Account": An Account established and maintained for a Participant with respect to his share of Non-Elective Contributions and Forfeitures.

1.2.57 "Non-Elective Contribution": A contribution made by the Employer other than an Elective Contribution, Qualified Non-Elective Contribution, Matching Contribution, or Qualified Matching Contribution.

1.2.58 "Non-Highly Compensated Employee": An Employee who is not a Highly Compensated Employee, as that term is defined in Section 1.2.41.

1.2.59 "Normal Form of Distribution": Unless otherwise elected by the Participant or his spouse, a Participant's vested Account Balance shall be distributed in a single lump sum payment.

1.2.60 "Normal Retirement Age": The date the Employee attains age 62.

1.2.61 "Normal Retirement Date": The actual date the Participant attains his Normal Retirement Age.

1.2.62 "Offset Percentage": The percentage of final average compensation offset from Employer derived benefits in a defined benefit plan or target benefit plan.

1.2.63 "Owner-Employee": An individual who is a sole proprietor or who is a partner owning more than ten (10%) percent of either the capital or profits interest of the partnership.

1.2.64 "Participant": Any Eligible Employee who enters the Plan after meeting the requirements of Part 2, Article 1.

1.2.65 "Plan": The cash or deferred profit sharing plan for Employees as set forth in this Agreement, together with any amendments or supplements thereto.

1.2.66 "Plan Administrator": The person, persons or entity appointed by the Employer to administer the Plan or, if the Employer fails to make such appointment, the Employer.

1.2.67 "Plan Year": The calendar year. An initial short Plan Year existed from March 20, 2006, to December 31, 2006. In the event that a short Plan Year exists, each Employee shall be credited with a Year of Credited Service, a Year of Eligibility Service, or a Year of Vesting Service if he is credited with Hours of Service equal to the Hours of Service required for a full year multiplied by the number of months in the short Plan Year divided by twelve (12).

1.2.68 "Pre-Retirement Survivor Annuity": A survivor annuity for the life of the surviving spouse (or other Beneficiary) of the Participant purchasable with an amount equal to at least 50% of the vested Account Balance of the Participant as of the date of the Participant's death, reduced if necessary, to reflect any security interest held by the Plan by reason of an outstanding loan to the Participant for which a valid spousal consent has been obtained.

1.2.69 "Qualified Domestic Relations Order (QDRO)": A domestic relations order which creates or recognizes the existence of an Alternate Payee's right to receive all, or a portion of, the benefits payable under this, or any other plan of the Employer, with respect to a Participant and which has been

14535	9	05/01/07

determined by the Plan Administrator to satisfy the conditions of Code section 414(p).

1.2.70 "Qualified Joint and Survivor Annuity": A Joint and Survivor Annuity which is immediately payable and which the Beneficiary is the spouse of the Participant. The percentage of the survivor annuity shall be 50%.

1.2.71 "Qualified Matching Account": An Account established and maintained for a Participant with respect to his share of Qualified Matching Contributions.

1.2.72 "Qualified Matching Contribution": Matching Contributions that are one hundred (100%) percent vested and non-forfeitable when made, are subject to the distribution restrictions that apply to Elective Deferrals in Section 2.5.8, and which may not be distributed on account of hardship.

1.2.73 "Qualified Military Service": Any service in the uniformed services, whether on a voluntary or involuntary basis, including active duty, active duty for training, initial active duty for training, inactive training, full-time National Guard duty, and the period of time a person is absent to determine his fitness to perform any such duty. Uniformed services refers to the Armed Forces, the Army National Guard, the Air National Guard, the commissioned corps of the Public Health Service, and any other category of persons designated by the President in time of war or national emergency.

1.2.74 "Qualified Non-Elective Account": An Account established and maintained for a Participant with respect to his share of Qualified Non-Elective Contributions made on his behalf.

1.2.75 "Qualified Non-Elective Contribution": A contribution to this Plan by the Employer which is neither a Matching Contribution nor an Elective Contribution, is one hundred (100%) percent vested and non-forfeitable when made, which a Participant may not elect to have paid in cash, and which may not be distributed from the Plan prior to the termination of employment or death of the Participant, attainment of age 59½ by the Participant, or termination of the Plan without establishment of a successor plan.

1.2.76 "Qualified Pre-Retirement Survivor Annuity": A Pre-Retirement Survivor Annuity for which the Beneficiary is the spouse of the Participant and the benefit the Participant would have received is a Qualified Joint and Survivor Annuity (or the actuarial equivalent thereof).

(a) In the case of a Participant who dies after the date on which the Participant attained the earliest retirement age under the Plan on which he could elect to receive retirement benefits, such survivor annuity shall be immediately payable; and

(b) In the case of a Participant who dies on or before such date, such survivor annuity shall be an immediate annuity payable commencing in the month in which the Participant would have attained the earliest retirement age under the Plan.

Any security interest held by the Plan due to an outstanding loan to the Participant, for which a valid spousal consent has been obtained, if necessary, shall be taken into account.

1.2.77 "Qualifying Employer Real Property": Real property of the Employer that the Trustee may acquire and hold pursuant to section 407 of the Act.

1.2.78 "Qualifying Employer Securities": Securities of the Employer that the Trustee may acquire and hold pursuant to section 407 of the Act.

1.2.79 "Safe Harbor Profit Sharing Plan": A plan that does not permit the election of payments in the form of a life annuity (including any variations thereof, such as a joint and survivor annuity or a life annuity guaranteed for a number of years) in Section 2.3.13. On the death of the Participant, the Participant's vested Account Balance will be paid to the Participant's spouse, or, if there is no surviving spouse or the surviving spouse consents in accordance with Section 2.5.4, to a designated Beneficiary. The Participant's Account Balance must continue to share in the gains and losses of the Trust according to the rules in Part 2, Article 8 until distributed and such distribution shall be within a reasonable period. If a separate accounting is maintained, whether in a Segregated Account or not, for any direct or indirect transfers from a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or profit sharing plan subject to section

14535	10	05/01/07

401(a)(11) and section 417 of the Code, then such amounts shall not be treated as a Safe Harbor Profit Sharing Plan, but any other amounts that satisfies the conditions of a Safe Harbor Profit Sharing Plan may be treated as such. If a separate accounting is not maintained, no Accounts shall constitute a Safe Harbor Profit Sharing Plan.

1.2.80 "Segregated Account": An account established and maintained for a Participant representing his interest in a Segregated Fund.

1.2.81 "Segregated Fund": Assets held in the name of the Trustee which have been segregated from the other assets of the Trust Fund in accordance with any of the provisions of the Plan.

1.2.82 "Self-Employed Individual": An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established or who would have had Earned Income but for the fact that the trade or business had no net profit for the taxable year.

1.2.83 "Straight Life Annuity": An annuity payable in equal installments over the life of the Participant that terminates upon the Participant's death.

1.2.84 "Taxable Wage Base": The contribution and benefit base in effect under section 230 of the Social Security Act at the beginning of the Plan Year.

1.2.85 "True-Up": The process of increasing an annual contribution that has been limited on a Compensation Computation Period basis to the amount determined when applying the limits on an annual basis.

1.2.86 "Trustee": The persons, corporations, associations or combination of them who shall at the time be acting as such from time to time hereunder.

1.2.87 "Trust Fund": All money and property of every kind and character held by the Trustee pursuant to the Plan.

1.2.88 "Valuation Date": A date on which the assets of the Trust Fund are valued and Participants' Accounts determined. A Valuation Date exists on the last day of the Plan Year. Assets of the Trust are invested and valued on a daily basis, except Floridian Financial Group, Inc. Common Stock (FFGCS) which will be Valued as of December 31st of every Plan year.

1.2.89 "Voluntary Account": An Account established and maintained for a Participant with respect to his Voluntary Employee Contributions.

1.2.90 "Voluntary Contribution Benefit": The benefit of a Participant payable as a result of his Voluntary Employee Contributions.

1.2.91 "Voluntary Employee Contributions": Pre-tax contributions made by a Participant at his discretion, prior to Plan Years beginning in 1987, and after-tax contributions made by a Participant at his discretion.

1.2.92 "Year(s) of Credited Service": Subject to any limitations or exclusions under the Plan's allocation formula, a Participant's Years of Credited Service shall be each Plan Year during which the Participant completes 1000 Hours of Service.

1.2.93 "Year(s) of Eligibility Service": An Eligibility Computation Period in which the Employee completes 1000 Hours of Service.

1.2.94 "Year(s) of Participation": A year in which a Participant earns a Year of Credited Service.

1.2.95 "Year of Service": A year in which an Employee earns a Year of Credited Service, or would have, if the Plan was in existence and he was a Participant in the Plan.

14535	11	05/01/07

1.2.96 "Year(s) of Vesting Service": Each Plan Year during which the Employee completes 1000 Hours of Service.

PART 2

ARTICLE 1

PARTICIPATION

2.1.1 Eligibility Requirements.

(a) Non-Elective Contributions. Each Employee shall be eligible to participate in the Non-Elective (Profit Sharing) portion of this Plan upon the later of the date the Employee attains age 21 or completes one (1) Year of Eligibility Service, as defined in Section 1.2.93, provided that he is an Employee on such date.

(b) Elective Contributions. Each Employee shall be eligible to have the Employer make Elective Contributions on his behalf upon the later of the date the Employee attains age 21 or completes 3 months with 120 Hours of Service in each month, provided that he is an Employee on such date. In no event will the Employee be required to complete more than one (1) Year of Eligibility Service, as defined in Section 1.2.93, except by reason of not having attained such age. Notwithstanding the foregoing, an Employee employed on June 30, 2006 shall be eligible on the next Entry Date.

(c) Matching Contributions. Each Employee shall be eligible for Matching Contributions upon the later of the date the Employee attains age 21 or completes 3 months with 120 Hours of Service in each month, provided that he is an Employee on such date. In no event will the Employee be required to complete more than one (1) Year of Eligibility Service, as defined in Section 1.2.93, except by reason of not having attained such age. Notwithstanding the foregoing, an Employee employed on June 30, 2006 shall be eligible to participate in such portion on the next Entry Date.

2.1.2 Commencement of Participation. An Employee may have a separate Entry Date, as defined in Section 1.2.35., for each portion of the Plan. An Eligible Employee shall become a Participant in the Plan on the earliest Entry Date.

2.1.3 Participation upon Reemployment. A Participant whose employment terminates and who is subsequently reemployed shall reenter the Plan as a Participant immediately on the date of his reemployment. In the event that an Employee completes the eligibility requirements set forth in Section 2.1.1 above, his employment terminates prior to becoming a Participant and he is subsequently reemployed, such Employee shall be deemed to have met the eligibility requirements as of the date of his reemployment and shall become a Participant on the date of his reemployment; provided, however, that if he is reemployed prior to the date he would have become a Participant if his employment had not terminated, he shall become a Participant as of the date he would have become a Participant if his employment had not terminated. Any other Employee whose employment terminates and who is subsequently reemployed shall become a Participant in accordance with the provisions of Sections 2.1.1 and 2.1.2.

2.1.4 Termination of Participation. An Employee who becomes a Participant shall remain a Participant until his entire vested and non-forfeitable Account Balance is distributed to him, or his Beneficiary, in the event of his death.

2.1.5 Plan Administrator's Determination. In the event any question shall arise as to the eligibility of any person to become a Participant or the commencement of participation, the Plan Administrator shall determine such question and the Plan Administrator's decision shall be conclusive and binding, except to the extent of a claimant's right to appeal the denial of a claim.

2.1.6 Existing Participants. An Employee who, on the Effective Date of this Plan, was a Participant under the provisions of the Plan as in effect immediately prior to the Effective Date shall be a Participant on the Effective Date and the provisions of Sections 2.1.1 and 2.1.2, pertaining to participation, shall

14535	12	05/01/07

not be applicable to such Employee. The rights of a Participant whose employment terminated prior to the Effective Date shall be determined under the provisions of the Plan as in effect at the time of such termination.

2.1.7 Change in Status. If any Participant continues in the employ of the Employer or an affiliate for which service is required to be taken into account but ceases to be an Eligible Employee by becoming a member of any ineligible class for any reason (such as becoming covered by a collective bargaining agreement unless the collective bargaining agreement otherwise provides), the Participant shall continue to be a Participant until his entire Account Balance is distributed, but the individual shall not be entitled to receive an allocation of contributions or Forfeitures during the period that the Participant is not an Eligible Employee for such reason. Such Participant shall continue to receive credit for Years of Vesting Service completed during the period for purposes of determining his vested and non-forfeitable interest in his Non-Elective Account and Matching Account. In the event that the individual subsequently again becomes a member of an eligible class of employees, the individual shall participate immediately upon the date of such change in status. If such Participant incurs a Break in Service and is subsequently reemployed, eligibility to participate shall be determined in accordance with Section 2.1.3. In the event that an individual who is not a member of an eligible class of employees becomes a member of an eligible class, the individual shall participate immediately if such individual has satisfied the eligibility requirements and would have otherwise previously become a Participant and shall receive credit for Years of Vesting Service completed while in the ineligible class for purposes of determining his vested and non-forfeitable interest in his Non-Elective Account and Matching Account.

2.1.8 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to Qualified Military Service, as defined in Section 1.2.73, will be provided in accordance with section 414(u) of the Code.

2.1.9 One-Time Election Not to Participate. The Employer does not permit Employees to opt out of the Plan. All Employees who are eligible to participate in the Plan must enter on the next Entry Date as specified in Section 1.2.35.

2.1.10 Fail Safe Allocations.

(a) The Plan must satisfy the minimum coverage requirements of section 410(b) of the Code by meeting the ratio percentage test of regulation 1.410(b)-2(b)(2).

The ratio percentage test requires that the Plan's "ratio percentage" is at least seventy (70%) percent for the Plan Year. A Plan's "ratio percentage" equals a fraction, the numerator of which is the percentage of Non-Highly Compensated Employees (rounded to the nearest hundredth of a percentage point) who benefit under the Plan, and the denominator of which is the percentage of Highly Compensated Employees (rounded to the nearest hundredth of a percentage point) who benefit under the Plan. The percentage of Non-Highly Compensated Employees is determined by dividing the number of Non-Highly Compensated Employees who benefit under the Plan by the total number of Non-Highly Compensated Employees of the Employer. The percentage on Highly-Compensated Employees is determined by dividing the number of Highly Compensated Employees who benefit under the Plan by the total number of Highly Compensated Employees of the Employer.

For this purpose, all Employees, as defined in Section 1.2.32, but modified to exclude any Employee who does not meet the age and service conditions, if any, specified in Section 2.1.1, must be taken into account. The exclusions in Section 1.2.29 shall not apply. If the eligibility requirements are more favorable than the maximum permissible eligibility requirements of section 410(a) of the Code, an Employer may elect to treat the Plan as two (2) separate plans for this purpose, one (1) covering those Employees who satisfy such requirements, and one (1) covering those Employees who do not satisfy such requirements (the "otherwise excludable employees" defined in Treasury regulation 1.410(b)-6(b)(3)). An Employer may, if approved by the Secretary of the Treasury, apply this requirement separately with respect to each "separate line of business", as that term is defined in section 414(r) of the Code, but omitting the condition of subsection (2)(A) (specifying that the line of business have 50 or more employees) and subsection (7) (defining separate lines of business as including geographically diverse operating units).

The Employer may aggregate this Plan with another plan or plans of the Employer in determining whether the minimum coverage requirements are met; provided such other plan is aggregated for the purpose of satisfying section 401(a)(4) of the Code and the regulations thereunder. In such event, the percentages

14535	13	05/01/07

calculated in the previous paragraph will be determined by dividing the Non-Highly Compensated (or Highly Compensated) Employees benefiting under this Plan and the other plan or plans being aggregated by the total number of Non-Highly Compensated (or Highly Compensated) Employees of the Employer.

(b) If the Plan would otherwise fail to satisfy the requirements of section 410(b)(1) of the Code and the regulations thereunder (based on the annual testing method of regulation 1-410(b)-8(4)) because of the failure to benefit a sufficient number or percentage of Participants for the Plan Year, considering all the applicable exclusions of sections 410(b)(3) and (4) of the Code, and the right to receive an allocation of the Non-Elective Contribution or Matching Contribution is conditioned upon membership in a certain Employee classification, employment on the last day of the Plan Year, or the completion of more than 500 Hours of Service, an additional contribution shall be made by the Employer and shall be allocated to the Non-Elective Accounts or Matching Accounts, as applicable, of affected Participants, subject to the following provisions:

(1) Non-Highly Compensated Employees who belong to an Eligible Employee classification, as listed in Section 1.2.29, who have over 500 Hours of Service for the Plan Year shall be given an allocation of the Non-Elective Contribution or Matching Contribution, as follows:

(i) Participants actively employed on the last day of the Plan Year, that have not met the Hours of Service requirement necessary for an allocation, shall be given an allocation for the Plan Year, one at a time, in order of decreasing Hours of Service credited, until the Plan satisfies the ratio percentage test of section 410(b)(1) of the Code. If two or more Participants have the same number of Hours of Service credited during the Plan Year, then the Participant with the lowest Compensation shall receive an allocation first.

(ii) If, after the application of (i), the ratio percentage test is not satisfied, then an allocation shall be given to Participants not employed on the last day of the Plan Year, one at a time, in order of decreasing Hours of Service credited, until the Plan passes the ratio percentage test. If two or more Participants have the same number of Hours of Service credited during the Plan Year, then the Participant with the lowest Compensation shall receive an allocation first.

(2) If the ratio percentage test of section 410(b) of the Code is still not satisfied, then specific Non-Highly Compensated Employees from all Employee classifications (after the application of sections 410(b)(3) and (4) of the Code), who have over 500 Hours of Service shall be given an allocation of the Non-Elective Contribution or Matching Contribution, as follows:

(i) Employees who are actively employed on the last day of the Plan Year and meet the Plan's eligibility requirements (except classification) and the service requirement necessary for an allocation, shall be given an allocation for the Plan Year, one at a time, in order of increasing Compensation for the Plan Year, until the Plan passes the ratio percentage test of section 410(b) of the Code. If two or more Employees have the same Compensation, then the Employee with the most Hours of Service credited shall receive an allocation.

(ii) If, after the application of (i), the ratio percentage test is not satisfied, then an allocation shall be given to Employees who are actively employed on the last day of the Plan Year and meet the Plan's eligibility requirements (except classification), but have not met the service requirement necessary for an allocation, one at a time, in order of decreasing Hours of Service credited, until the Plan passes the ratio percentage test. If two or more Participants have the same number of Hours of Service credited during the Plan Year, then the Participant with the lowest Compensation shall receive an allocation first.

(iii) If, after the application of (i) and (ii), the ratio percentage test is not satisfied, then an allocation shall be given to Employees who meet the Plan's eligibility requirements (except classification), but have not met the service requirement necessary for an allocation, one at a time, in order of decreasing Hours of Service credited, until the Plan passes the ratio percentage test. If two or more Participants have the same number of

14535	14	05/01/07

Hours of Service credited during the Plan Year, then the Participant with the lowest Compensation shall receive an allocation first.

(3) Fail-Safe allocations shall be given to the smallest number of Employees that allows the Plan to satisfy the requirements of Code section 410(b)(1).

(c) Nothing in this Section 2.1.10 shall be construed to imply that an allocation given in a particular Plan Year is an indication that an allocation will be given in a future Plan Year. Employees who are given an allocation in a particular Plan Year who are not members of an Eligible Employee classification will not be considered as members of an Eligible Employee classification in future years and will not be entitled to an allocation, unless they satisfy the eligibility and participation requirements of the Plan or this Section 2.1.10 is invoked in a future year.

(d) Notwithstanding any other provision to the contrary, any allocation required by application of this Section 2.1.10 shall be satisfied by an additional Employer contribution. No Participant shall receive an allocation that is less than the allocation to which he was entitled before application of this Section.

ARTICLE 2

CONTRIBUTIONS

2.2.1 Employer Contributions. It is the intention of the Employer to continue the Plan and make regular contributions to the Trustee each year. Except as provided in Section 2.2.2, such contributions are irrevocable once transferred to the Trustee.

(a) Non-Elective Contributions. The Employer shall make Non-Elective Contributions to the Profit Sharing portion of the Plan each year in an amount specified by the Employer annually, such amount not limited to the profits of the Employer.

(b) Matching Contributions. The Employer shall make Matching Contributions to the Plan each year in an amount specified by the Employer annually.

(c) Qualified Non-Elective Contributions and Qualified Matching Contributions. The Employer may make Qualified Non-Elective Contributions and Qualified Matching Contributions at his discretion.

(d) Limitation. The contribution for any Plan Year by the Employer shall not exceed the maximum amount deductible from the Employer's income for such Year for federal income tax purposes under the applicable sections of the Code.

(e) Time of Contribution. All contributions by the Employer shall be delivered to the Trustee not later than the date fixed by law for the filing of the Employer's federal income tax return for the Year for which such contribution is made (including any extensions of time granted by the Internal Revenue Service for filing such return).

(f) Determination of Amount to be Final. The determination by the Employer as to the amount to be contributed by the Employer hereunder shall be in all respects final, binding, and conclusive on all persons or parties having or claiming any rights under this Agreement or under the Plan and Trust created hereby. Under no circumstances and in no event shall any Participant, Beneficiary, or other person or party have any right to examine the books or records of the Employer.

2.2.2 Return of Contributions. Employer Contributions shall be returned to the Employer in the following instances:

(a) If the contribution is made by the Employer by mistake of fact, then the contribution shall be returned within one year after its payment upon the Employer's written request.

(b) Each contribution by the Employer is conditioned on initial qualification of the Plan under the

14535	15	05/01/07

applicable sections of the Code. If the Commissioner of Internal Revenue determines that the Plan is not qualified, then the contribution made incident to the initial qualification by the Employer shall be returned within one year after the date of denial of initial qualification of the Plan; provided that the application for initial qualification is made by the time prescribed by law for filing the Employer's tax return for the year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

(c) Each contribution by the Employer is conditioned upon the deductibility of the contribution under Code section 404. If the deduction for part or all of the contribution is disallowed by the Internal Revenue Service, the contribution, the extent of such disallowance, shall be returned to the Employer within one year after such disallowance.

2.2.3 Voluntary Employee Contributions. Voluntary Employee Contributions are not permitted under this Plan.

2.2.4 Elective Contributions. The Employer shall transfer to the Trustee or other custodian any Elective Deferrals made by a Participant. Such transfer shall occur on the earliest date that the Elective Deferrals can be segregated from other assets of the Employer, but not later than the fifteenth (15th) business day of the month following the month in which the Elective Deferrals are withheld from the Participant or otherwise received by the Employer.

ARTICLE 3

ALLOCATIONS

2.3.1 Non-Elective Contributions.

(a) Eligible Participants. As of each Anniversary Date, the Non-Elective Contribution (including any applicable Forfeitures as specified in 2.3.8) shall be allocated among the Non-Elective Accounts of those Participants with at least 1000 Hours of Service during the Plan Year and who are employed on the last day of the Plan Year. A Participant shall also share in the allocation of Non-Elective Contributions in the Plan Year in which he retires, dies or becomes disabled, within the meaning of Section 1.2.19, regardless of his Hours of Service for the Plan Year. For those Participants who are disabled, Compensation during the Plan Year shall be determined in accordance with Section 2.3.7.

(b) Basic Allocation. Each eligible Participant (as determined in Subsection 2.3.1(a) above) shall receive an allocation equal to a percentage of the Non-Elective Contribution for the Plan Year, such percentage to equal the ratio that the Participant's Compensation for the Plan Year bears to the aggregate Compensation for all eligible Participants for that Plan Year.

2.3.2 Elective Contributions. Each Eligible Employee may elect to have the Employer contribute on his behalf a percentage or dollar amount of his Compensation that would otherwise be immediately payable. Such election shall be effective as of the Entry Date specified in Section 1.2.35. Amounts deferred may be in either whole dollars or whole percentages.

The Plan Administrator shall determine the manner in which a Participant may elect to have the Employer make Elective Contributions on his behalf. The Plan Administrator must establish reasonable periods during which the Participant may make or modify such an election. Unless otherwise specified, an election may be made or modified during the first and last months of the Plan Year. An election may be revoked at any time. No election may be made retroactively and once made shall stay in effect until modified or revoked. A Participant who does not affirmatively elect to defer part of his Compensation shall be deemed to have made an election not to defer any of his Compensation.

2.3.3 Matching Contributions.

(a) Eligible Participants. As of each Valuation Date, the Matching Contribution (including any applicable Forfeitures as specified in 2.3.8) shall be allocated among the Matching Accounts of all Participants during the Plan Year. For those Participants who are disabled, Compensation during the Plan Year shall be

14535	16	05/01/07

determined in accordance with Section 2.3.7.

(b) Matching Allocation. Each eligible Participant (as determined in Subsection (a) above) shall receive an allocation equal to a percentage of the Matching Contribution, such percentage to equal the ratio that the Participant's Elective Contribution for the Plan Year bears to the aggregate Elective Contributions for all Participants for that Plan Year.

The Plan will not allocate any Matching Contributions to Elective Contributions in excess of 6.000% of his Compensation for the Plan Year.

2.3.4 Qualified Non-Elective Contributions.

(a) Eligible Participants. Any Qualified Non-Elective Contribution made by the Employer shall be allocated among the Qualified Non-Elective Accounts of those Non-Highly Compensated Employees needed to pass the ADP Test or ACP Test, as those terms are defined in Section 2.7.1, using the procedure in Subsection (b) below.

(b) Allocation. Each eligible Participant (as determined in Subsection 2.3.4(a) above) shall receive an allocation, individually, one at a time, in order of increasing compensation (within the meaning of Section 2.7.9(b) or Section 2.7.9(a)), to the extent necessary to satisfy the ADP Test or ACP Test, as those terms are defined in Section 2.7.1.

(c) Timing of Allocation. Any allocation of Qualified Non-Elective Contributions under this Section shall be made and deposited to the Qualified Non-Elective Accounts of all eligible Participants prior to the last day of the Plan Year following the Plan Year for which the ADP Test or ACP Test is being performed.

2.3.5 Qualified Matching Contributions.

(a) Eligible Participants. Any Qualified Matching Contribution made by the Employer shall be allocated among the Qualified Matching Accounts of those Non-Highly Compensated Employees needed to pass the ADP Test or ACP Test, as those terms are defined in Section 2.7.1, using the procedure in Subsection (b) below.

(b) Allocation. Each eligible Participant (as determined in Subsection 2.3.5(a) above) shall receive an allocation equal to a percentage of the Qualified Matching Contribution for the Plan Year, such percentage to equal to the ratio that the Participant's share of the Matching Contribution for the Plan Year bears to the aggregate shares of the Matching Contribution for all eligible Participants.

(c) Timing of Allocation. Any allocation of Qualified Matching Contributions under this Section shall be made and deposited to the Qualified Matching Accounts of all eligible Participants prior to the last day of the Plan Year following the Plan Year for which the ADP Test or ACP Test is being performed.

2.3.6 Minimum Top Heavy Allocation. In the event that the Plan is Top-Heavy for the Plan Year, the provisions of Section 2.6.1 shall apply.

2.3.7 Allocations on Behalf of Disabled Participants. No special provisions are made with respect to disabled Participants. A Participant shall share in the Non-Elective Contribution and, if applicable, the Matching Contribution if he meets the requirements of Section 2.3.1.

2.3.8 Forfeiture Allocations. As of each date that Non-Elective Contributions and Matching Contributions are allocated, Forfeitures that arose from Section 2.4.9 during the prior Plan Year shall be reallocated. Forfeitures attributable to Non-Elective Contributions shall first be used to restore any Participant's Account Balance that was forfeited and for which the Participant has repaid his vested distribution or has made a valid claim. Any remaining Forfeitures shall be used to reduce the Qualified Non-Elective Contribution or Qualified Matching Contribution otherwise payable to the Plan. Any remaining Forfeitures shall be used to reduce the Non-Elective Contribution otherwise payable to the Plan. shall be used to reduce the Matching Contribution otherwise payable to the Plan. Forfeitures attributable to Matching Contributions shall first be used to restore any Participant's Account Balance that was forfeited and for which the Participant has repaid his vested distribution or has made a valid claim. Any remaining Forfeitures shall be used to reduce the Qualified Non-Elective Contribution or Qualified Matching Contribution otherwise payable to the Plan. Any remaining Forfeitures shall be used to reduce the Non-Elective Contribution otherwise payable to the Plan. shall be used

14535	17	05/01/07

to reduce the Matching Contribution otherwise payable to the Plan.

2.3.9 Restoration of Forfeitures. If a Participant is entitled to a restoration of his Forfeitures under Section 2.4.9, such amount shall be restored from Forfeitures that would otherwise be reallocated under Section 2.3.8. To the extent that such Forfeitures are insufficient to restore the Participant's Non-Elective Account (or Matching Account), an additional Non-Elective Contribution (or Matching Contribution) shall be made and specifically allocated to the Participant's Accounts.

2.3.10 Voluntary Contribution Benefit. In addition to any other benefit for which provision is made in this Article, a Participant shall be entitled to the balance in his Voluntary Account as of any date with respect to which he commences receiving his Employer Account, or any other date provided herein.

2.3.11 Distribution Dates.

(a) Retirement. A Participant who terminates employment on or after attaining his Normal Retirement Age, within the meaning of Section 1.2.60, shall be entitled to a distribution of his entire Account Balance as soon as administratively feasible following his actual date of retirement.

(b) Disability Retirement. The Plan does not provide for Disability Retirement. A Participant who retires as of the result of being disabled shall receive his benefits in accordance with Paragraph (d) below.

(c) Death. Subject to any election made by a Participant in accordance with Section 2.5.3(c), and if applicable, the provisions of any Life Insurance Policy, a Beneficiary shall be entitled to a distribution of her portion of the Participant's vested Account Balance as soon as administratively feasible following the Participant's death.

(d) Resignation or Discharge. A Participant who terminates employment by reason of resignation or discharge prior to his Normal Retirement Date, shall be entitled to a distribution of his vested and non-forfeitable Account Balance as soon as administratively feasible following his date of termination.

(e) Plan Termination and Partial Termination. In the event that the Plan terminates, including a termination resulting from a complete discontinuance of contributions, each Participant shall be entitled to his Account Balance as soon as administratively feasible following such termination. In the event of a partial plan termination, each affected Participant shall be entitled to his Account Balance as soon as administratively feasible following the date of such partial plan termination.

(f) Rehires. With the exception to (e), a distribution shall not be made under this Section 2.3.11 to any Participant who is rehired before the date his benefits are distributed.

(g) Consents. With the exception to (e), a distribution is contingent upon the consent of the Participant, and if applicable, the Participant's spouse unless the amount of the distribution satisfies 2.3.14 or this Plan is a Safe Harbor Profit Sharing Plan, as defined in Section 1.2.79. A Participant may elect to defer distribution of his vested Account Balance subject to Sections 2.5.1 and 2.5.3.

2.3.12 Distribution Determination Date. The value of a Participant's vested Account Balance shall be determined as of the Valuation Date coinciding with or next following the date specified in Section 2.3.11, or such other date elected by the Participant.

If any Participant receives a distribution pursuant to the terms of the Plan as of any date other than a Valuation Date, then such distribution will include earnings credited solely as of the immediately preceding Valuation Date.

Notwithstanding the foregoing, if a Participant's Account Balance, or portion thereof, is invested in Accounts that are valued on a daily basis, the value of his Account Balance, or portion thereof, shall be the value on the actual date of distribution.

2.3.13 Optional Forms of Payment. All distributions shall be made in the Normal Form of Distribution specified in Section 1.2.59. Optional forms of payment are not permitted under the Plan.

14535	18	05/01/07

2.3.14 Small Amounts. For Plan Years beginning on or after August 6, 1997, if the value of a Participant's vested Account Balance, determined as of a date following the Participant's date of termination of employment with the Employer, is $5,000.00 or less, the Participant will receive an immediate cash-out of his vested Account Balance as soon as administratively feasible, and no further benefits will be payable from the Plan. For Plan Years beginning prior to August 6, 1997, the threshold amount is $3,500.00. If the value of a Participant's vested Account Balance exceeds the threshold amount, an immediate cash-out shall not be made unless the Participant, and if applicable, his spouse, or his Beneficiary consent to such distribution. For distributions before March 22, 1999, benefits shall not be distributed without the Participant's consent if the vested Account Balance exceeded the threshold amount at the time of any prior distribution.

For purposes of this Section, a Participant's vested Account Balance includes benefits derived from both Employer and Employee contributions, including any rollover contributions, but excluding any accumulated deductible employee contributions (within the meaning of Code section 72(o)(5)(B)) for Plan Years beginning prior to January 1, 1989. A Participant's vested Account Balance shall also include the proceeds of any Life Insurance Policy, if any, on the Participant's life or the life of someone in whom the Participant has an insurable interest and the value of any outstanding loans originating from this Plan.

2.3.15 Maximum Permitted Disparity. A Participant's allocation, as determined in Section 2.3.1(b), is not restricted by the maximum permitted disparity limitations of Code section 401(l).

ARTICLE 4

VESTING

2.4.1 Non-Elective Account. The vested and non-forfeitable interest in a Participant's Non-Elective Account shall be determined by this Section 2.4.1.

(a) Normal or Postponed Retirement. If a Participant terminates employment at or after attaining Normal Retirement Age, he shall be one hundred (100%) percent vested and have a non-forfeitable interest in his Non-Elective Account.

(b) Early Retirement. The Plan does not provide for Early Retirement.

(c) Disability Retirement. The Plan does not provide for Disability Retirement.

(d) Death. In the event of the death of a Participant, the Participant shall be one hundred (100%) percent vested and have a non-forfeitable interest in his Non-Elective Account.

(e) Resignation or Discharge. Subject to Section 2.4.6, if a Participant terminates by reason of resignation or discharge prior to his Normal Retirement Age, he shall be vested and have a non-forfeitable interest in a percentage of his Non-Elective Account, determined, unless otherwise specified in Section 2.4.5, by taking into account all of his Years of Vesting Service as of such termination date in accordance with the following schedule, or if applicable, the schedule in Section 2.6.1:

Years of Vesting Service	Percentage

Less than 1%
1	20.000%
2	40.000%
3	60.000%
4	80.000%
5	100.000%
6%
7 or more	100%

In the event that a Participant receives a distribution of a portion of his vested Account Balance in

14535	19	05/01/07

accordance with Section 2.5.8 or another provision of the Plan, and the Participant is less than one hundred (100%) percent vested in his Non-Elective Account, then his vested and non-forfeitable Non-Elective Account at any future time shall equal:

(1) The vesting percentage determined above or in Section 2.6.1 multiplied by his Non-Elective Account, less

(2) His non-vesting percentage multiplied by his actual distribution multiplied by the ratio of his Non-Elective Account at the time of determination, but disregarding any increase attributable to Non-Elective Contributions or Forfeitures after the distribution, over his Non-Elective Account immediately after the distribution.

2.4.2 Elective Account. A Participant's Elective Account shall be one hundred (100%) percent vested and non-forfeitable at all times.

2.4.3 Matching Account. The vested and non-forfeitable interest in a Participant's Matching Account shall be determined by this Section 2.4.3.

(a) Normal or Postponed Retirement. If a Participant terminates employment at or after attaining Normal Retirement Age, he shall be one hundred (100%) percent vested and have a non-forfeitable interest in his Matching Account.

(b) Early Retirement. The Plan does not provide for Early Retirement.

(c) Disability Retirement. The Plan does not provide for Disability Retirement.

(d) Death. In the event of the death of a Participant, the Participant shall be one hundred (100%) percent vested and have a non-forfeitable interest in his Matching Account.

(e) Resignation or Discharge. Subject to Section 2.4.6, if a Participant terminates by reason of resignation or discharge prior to his Normal Retirement Age, he shall be vested and have a non-forfeitable interest in a percentage of his Matching Account, determined, unless otherwise specified in Section 2.4.5, by taking into account all of his Years of Vesting Service as of such termination date in accordance with the following schedule, or if applicable, the schedule in Section 2.6.1:

Years of Vesting Service	Percentage

Less than 1%
1	20.000%
2	40.000%
3	60.000%
4	80.000%
5	100.000%
6%
7 or more	100%

In the event that a Participant receives a distribution of a portion of his vested Account Balance in accordance with Section 2.5.8 or another provision of the Plan, and the Participant is less than one hundred (100%) percent vested in his Non-Elective Account, then his vested and non-forfeitable Non-Elective Account at any future time shall equal:

(1) The vesting percentage determined above or in Section 2.6.1 multiplied by his Matching Account, less

(2) His non-vesting percentage multiplied by his actual distribution multiplied by the ratio of his Matching Account at the time of determination, but disregarding any increase attributable to Matching Contributions or Forfeitures after the distribution, over his Matching Account immediately after the distribution.

2.4.4 Other Accounts. A Participant's Qualified Non-Elective Account, Qualified Matching

14535	20	05/01/07

Account, and Voluntary Account shall be one hundred (100%) percent vested and non-forfeitable at all times.

2.4.5 Service Not Taken into Account. In determining a Participant's vesting percentage in Section 2.4.1(e) and Section 2.4.3(e) only those Years of Vesting Service with the Employer after the attainment of age 18 shall be included.

2.4.6 Reemployment. In the case of a Participant who has incurred a Break in Service, Years of Vesting Service before such break will not be taken into account until the Participant has completed a Year of Vesting Service after such Break in Service.

In the case of a Participant who has five (5) or more consecutive Breaks in Service, the Participant's pre-break service will count in vesting of the post-break Non-Elective Account (or Matching Account) only if either:

(a) such Participant had any non-forfeitable interest in his Non-Elective Account (or Matching Account) at the time of his separation from service, or

(b) upon returning to service the number of consecutive Breaks in Service is less than the Participant's Years of Vesting Service before such breaks.

Any Years of Vesting Service not taken into account by reason of such Breaks in Service shall not be taken into account in applying the foregoing to a subsequent period of Breaks in Service.

In the case of a Participant who does not have five (5) consecutive Breaks in Service, the Participant's pre-break service will count in vesting of the post-break Non-Elective Account (or Matching Account).

If a Participant is reemployed before incurring five (5) consecutive Breaks in Service, his post-break service will count in vesting of the pre-break Non-Elective Account (or Matching Account) if the Participant either (a) did not receive a distribution of his vested Non-Elective Account (or Matching Account) before of his reemployment, or (b) he repays such amount pursuant to Section 2.4.9.

2.4.7 Leave of Absence. A temporary cessation from active employment with the Employer pursuant to an authorized leave of absence in accordance with the nondiscriminatory policy of the Employer, whether occasioned by illness, military service or any other reason shall not be treated as either a termination of employment or a Break in Service provided that the Employee returns to employment prior to the end of the authorized leave of absence.

2.4.8 Minimum Distribution. A Participant shall be entitled to his vested and non-forfeitable Account Balance as determined in Sections 2.4.1, 2.4.2, 2.4.3, and 2.4.4. No other benefits shall be payable from the Plan.

2.4.9 Forfeitures. If a Participant terminates service with the Employer, and the Participant receives a distribution of the entire vested portion of his Account Balance, the non-vested portion shall be forfeited. If the value of a Participant's vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such vested Account Balance as of the last day of the Plan Year in which he terminates employment with the Employer.

Non-vested portions shall be recognized as Forfeitures as of the last day of the Plan Year in which the Participant's entire vested interest is distributed. Notwithstanding the foregoing, a Participant's non-vested portion of his Non-Elective Account (or Matching Account) shall not be deemed a Forfeiture for any Plan Year or any allocation date in which the Participant is entitled to an allocation of Forfeitures.

If a Participant has less than a one hundred (100%) percent vested and non-forfeitable interest in his Non-Elective Account (or Matching Account), receives a distribution from such Account, and later resumes employment covered under the Plan, his entire Non-Elective Account (or Matching Account) shall be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution from such Account. Such repayment must be made within five (5) years of the first date on which the

14535	21	05/01/07

Participant is subsequently reemployed by the Employer. A Participant who does not repay his distribution within such period will permanently forfeit the non-vested portion of such Account. In the event of repayment, neither the Trust nor the Employer shall be liable for any federal or state income tax resulting from the distribution and the Participant shall indemnify and hold harmless the Trust and the Employer for and from any such liability.

If a Participant is deemed to receive a distribution pursuant to this Section, and the Participant resumes employment covered under the Plan before the date the Participant incurs five (5) consecutive Breaks in Service, his Non-Elective Account (or Matching Account) shall be restored to the amount on the date of the deemed distribution upon the reemployment of such Participant. A Participant's vested Account Balance shall be forfeited as of the last day of the Plan Year in which it is determined that the Participant or his Beneficiary cannot be located. If a Participant's vested Account Balance is forfeited, in full or in part, because the Participant or his Beneficiary cannot be found, it will be reinstated if a claim is made by the Participant or Beneficiary.

2.4.10 Termination of Plan. In the event that this Plan terminates (including a termination due to a complete discontinuance of contributions by the Employer), each Participant shall be one hundred (100%) percent vested and have a non-forfeitable interest in all of his Accounts. In the event of a partial termination of the Plan, each Participant with respect to whom such partial termination has occurred shall be one hundred (100%) percent vested and have a non-forfeitable interest in all of his Accounts.

ARTICLE 5

DISTRIBUTIONS

2.5.1 Immediate Distributions.. A Participant whose employment terminates on account of death, disability, or retirement may elect (or his Beneficiary may elect) to commence distribution of his benefits within a reasonable period after the distribution date specified in Section 2.3.11, or delay the commencement of benefits, subject to the provisions of Sections 2.5.2 and 2.5.3. A Participant whose employment is terminated on account of resignation or discharge before meeting the eligibility requirements of Normal Retirement may elect to commence distribution of his benefits within a reasonable period after the distribution date specified in Section 2.3.11, or delay the commencement, subject to the provisions of Sections 2.5.2 and 2.5.3.

(a) If a Participant terminates from Floridian Financial Group Inc., the Floridian Financial Group, Inc. Common Stock (FFGCS) will be sold and invested in the Plan’s Default Investment if the participant has not made an election on or before the last day of the quarter in which the termination occurs for any reason other than disability. If the separation from service is due to disability, and the participant has not made a prior election, then the FFGCS will be sold and invested in the Plan’s Default Investment at the end of the quarter following the quarter in which the separation from service due to disability occurs.

2.5.2 Deferred Distributions. Unless the Participant elects otherwise, his vested and non-forfeitable Account Balance shall be dispersed no later than the sixtieth (60th) day after the last day of the Plan Year in which the latest of the following occurs:

(a) the Participant attains age sixty-five (65) or the Normal Retirement Age, if earlier;

(b) the Participant reaches his tenth (10th) anniversary of participating in the Plan; or

(c) the Participant terminates his employment with the Employer.

A Participant who terminates employment before satisfying the age requirement for Normal Retirement but has satisfied any service requirement shall be entitled to a distribution of his benefits in accordance with Section 2.5.1 upon attaining such age.

The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution while the Participant's Account Balance in the Plan is Immediately Distributable, as that term is defined in Section 2.5.3(g)(3). Such notice shall be given to the Participant at least thirty (30), but no more than ninety (90), days before the distribution. A Participant and the Participant's spouse may elect a distribution commencing less than thirty (30) days after the notice is provided to the Participant if the notice

14535	22	05/01/07

clearly indicates that the Participant has at least thirty (30) days to decide whether to consent to the distribution. The failure of a Participant, or the Participant's spouse to consent to a distribution while the benefit is Immediately Distributable shall be deemed an election to defer commencement of benefits under this Section. If the Plan is a Safe Harbor Profit Sharing Plan, as that term is defined in Section 1.2.79, only the Participant need consent to the distribution of an Account Balance that is Immediately Distributable.

2.5.3 Required Distributions. All distributions and benefit payments are subject to the minimum distribution requirements, including the minimum distribution incidental benefit requirements, of Code section 401(a)(9), and the regulations thereunder, including the proposed Income Tax regulations 1.401(a)(9)-1 and 1.401(a)(9)-2. The Plan will apply the regulations proposed on January 17, 2001, (hereinafter the "2001 Proposed Regulations") to distributions under the Plan made on or after January 1, 2001, and before the first day of the first calendar year beginning after the effective date of any final regulations under Code section 401(a)(9), or such other date as may be specified in guidance published by the Internal Revenue Service. If the total amount of required minimum distributions made to a Participant for 2001 prior to January 1, 2001 is equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001. If the total amount of required minimum distributions made to a Participant for 2001 prior to January 1, 2001 is less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. In the event that a provision of this Plan conflicts with such requirements, such requirements shall govern.

(a) Exempt Participants. Those Participants who executed a valid "Section 242(b)(2) Election" by December 31, 1983, which has not been revoked or modified, may receive their distributions according to the terms of the election; provided, the spousal consent requirements of Code section 417 are satisfied. A "Section 242(b) Election" is an optional election provided by section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) which meets the guidelines of IRS Notice 83-23, 1983-2 C.B. 418. Such election is not valid for any assets rolled over into this Plan, unless such rollover was not at the direction of the Participant. A Participant may revoke his election at any time, but once revoked it cannot be reinstated and the provisions of Paragraphs (b) and (c) will govern his distributions as if the election had not been made. In the event that such a revocation results in distributions being required for prior years, such distributions must be distributed by the December 31st following the calendar year in which the "Section 242(b)(2) Election" was revoked.

(b) Required Distributions Before Death. Each Participant must receive his entire vested Account Balance or commence distribution of his benefits by his Required Beginning Date. In the event that the Participant or his spouse does not consent to a distribution, the Participant shall receive a distribution based solely on his Life Expectancy.

The required distribution is the amount determined by dividing the Participant's Account Balance by the applicable Life Expectancy or Joint Life Expectancy, provided that the distribution does not exceed the Participant's vested Account Balance. For this purpose, a Participant's Account Balance equals the value of his Accounts as of the Valuation Date coincident with or next preceding the December 31 preceding each Distribution Year, adjusted to reflect any contributions or forfeitures allocated to the Participant and any distributions made to the Participant after such Valuation Date and December 31. For the second Distribution Year, the Account Balance may also be adjusted by any distribution made prior to April 1.

The Life Expectancy or Joint Life Expectancy is based on the attained ages of the Participant and/or the Beneficiary as of the December 31 prior to the Participant's or the Beneficiary's first Distribution Year. For the second and subsequent Distribution Years, the Life Expectancies of the Participant and his Beneficiary, if applicable, will be recalculated, unless such Beneficiary is not the Participant's spouse. A life expectancy or joint life expectancy, which is not recalculated, is determined by taking the life expectancy or joint life expectancy of the prior year and subtracting one (1.0). A Life Expectancy or Joint Life Expectancy, which is recalculated, is determined each December 31 based on the attained ages at that date. If a Participant or Beneficiary dies before that date his life expectancy is zero. A joint life expectancy in which one life is being recalculated and the other is not will be determined in accordance with the procedure in proposed Treasury Regulation 1.401(a)(9)-1, E-8(b).

Notwithstanding the foregoing, for calendar years beginning on or after January 1, 2001, the Life Expectancy of the Participant (and his Beneficiary if the sole Beneficiary is his spouse) shall be

14535	23	05/01/07

recalculated each year.

(c) Required Distributions After Death.

(1) If distribution of the Participant's benefit has begun and the Participant dies before his entire benefit has been distributed to him, the remaining portion of such benefit shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death. If the Participant had commenced payments and died prior to attaining his Required Beginning Date, the rules in Paragraph (2) below apply unless the Participant's benefits were being distributed as an irrevocable annuity under a Contract that meets the requirements of Code section 401(a)(9) and the regulations thereunder and was purchased from an Insurer.

(2) If the Participant dies before benefits have commenced, then his entire interest must be distributed by the December 31 following the fifth (5th) anniversary of his death; provided that the Participant may elect, or may provide that the Beneficiary may elect, to have such benefits paid over the lifetime of the Beneficiary, or a period not to exceed the Life Expectancy of the Beneficiary, in which case benefits must commence by the December 31 of the calendar year following the year of the Participant's death, or if the Beneficiary is the Participant's spouse, the December 31 of the calendar year in which the Participant would have attained age 70½, if living. If the Beneficiary so elects, then the election is irrevocable and must be made prior to the Required Beginning Date of the Beneficiary or the December 31 following the Participant's fifth (5th) anniversary of his death, if earlier.

(3) If the Beneficiary dies (before or after his benefits commence), any remaining distributions shall continue in the manner designated above prior to death, unless the Beneficiary is the Participant's surviving spouse and distributions have not commenced. In such a case, the surviving spouse's beneficiary must receive the Participant's entire interest by the December 31 following the fifth (5th) anniversary of the surviving spouse's death, or, if so elected by the Participant (or surviving spouse or surviving spouse's beneficiary), over the lifetime of the surviving spouse's beneficiary or a period not to exceed the Life Expectancy of the surviving spouse's beneficiary, in which case benefits must commence by the December 31 of the calendar year following the calendar year of the surviving spouse's death. Such election shall be made on administrative forms provided by the Plan Administrator.

(4) For purposes of this Section, any amount paid to a minor child shall be treated as if it had been paid to the surviving spouse, if such amount shall become payable to the surviving spouse when the child reaches majority.

(d) Option to Distribute Benefits as an Annuity. All benefits distributed form this Plan shall be determined in accordance with Sections 2.5.3(b) and (c) above. The Plan does not offer payments in the form of an annuity.

(e) Asset Transfers.

(1) If a Participant requests a rollover of his benefits to a qualified plan not maintained by the Employer during his first or subsequent Distribution Year, such rollover shall be reduced by the minimum required distribution for the Distribution Year under Code section 401(a)(9) and the reduction shall be distributed to the Participant by the appropriate date.

(2) If the Plan receives a rollover with respect to a Participant who has reached his Required Beginning Date, the Plan shall distribute the minimum required distribution under Code section 401(a)(9) beginning with the following calendar year. In the event that the beneficiary or method of distribution with respect to the transferred assets differs from the Beneficiary or method of distribution of this Plan, the Plan will segregate the transferred assets and continue to distribute the benefits from the originating plan in accordance with the method of distribution and Life Expectancy of the originating plan.

(f) Transition Election for Participants Over 70½. Participants who attained age 70½ prior to 1997, whose distributions commenced, but who did not retire shall continue to receive distributions as if

14535	24	05/01/07

they had reached their Required Beginning Date.

(g) Definitions. For this Section 2.5.3, the terms below shall have the following meanings:

(1) "Distribution Year": A calendar year for which a minimum distribution is required under Code section 401(a)(9). For distributions prior to a Participant's death, the first Distribution Year is the year immediately preceding his Required Beginning Date and the second Distribution Year is the year containing his Required Beginning Date. For distributions after a Participant's death, the first Distribution Year is the year in which the Participant would have attained 70½ or the calendar year immediately following his death, whichever is appropriate.

(2) "5-Percent Owner": A Participant who satisfies the definition of a 5-percent owner within the meaning of section 416(i) of the Code at any time during the Plan Year ending with or within the calendar year.

(3) "Immediately Distributable": A benefit is Immediately Distributable if any part of the Account Balance could be distributed to the Participant, (or surviving spouse), before the Participant attains, (or would have attained if not deceased), the later of his Normal Retirement Age or 62.

(4) "Joint Life Expectancy": The joint two life expectancy of a Participant and his Beneficiary determined using Table VI of Treasury Regulation 1.72-9 and based upon their attained ages as of a specified date. If more than one Beneficiary is selected, the Joint Life Expectancy will be determined using the Beneficiary with the oldest age.

(5) "Life Expectancy": The life expectancy of a Participant or a Participant's Beneficiary determined using Table V of Treasury Regulation 1.72-9 and based upon the attained age as of a specified date.

(6) "Required Beginning Date": The date on which benefits must commence to a Participant or his Beneficiary, determined as follows:

(i) For those Participants who attain age 70½ during 1988 or later, the Required Beginning Date is the April 1 of the calendar year following such year.

(ii) For those Participants who attain age 70½ prior to 1988, the Required Beginning Date is the April 1 of the calendar year following the later of such year or the year in which he retires; provided that if the Participant was a 5-Percent Owner at any time after attaining age 66½, his Required Beginning Date is the April 1 of the calendar year following the later of the year in which he attains age 70½ or becomes a 5-Percent Owner.

(iii) If the Participant's Beneficiary is the Participant's spouse, the Required Beginning date is the December 31 following the later of the year in which the Participant deceased or the year in which the Participant would have attained age 70½ if living.

(iv) If the Participant's Beneficiary is a person, but not the Participant's spouse, or a trust which meets the conditions of proposed Treasury Regulation 1.401(a)(9)-1, the Required Beginning Date is the December 31 following the year in which the Participant deceased.

2.5.4 Requirement of Annuity Payment. Except as otherwise provided herein, the vested Account Balance of a married Participant shall be provided in the form of a Qualified Joint and Survivor Annuity, and in the case of a Participant who dies before the Annuity Starting Date and has a surviving spouse, a Qualified Pre-Retirement Survivor Annuity shall be provided to such surviving spouse. Except as otherwise provided herein, the vested Account Balance of an unmarried Participant shall be provided in the form of a Straight Life Annuity. Such Qualified Joint and Survivor Annuity, Qualified Pre-Retirement Survivor Annuity, or Straight Life Annuity shall be the amount that can be purchased through an annuity Contract from an Insurer.

(a) Exception for Small Vested Account Balances. If the vested Account Balance satisfies

14535	25	05/01/07

the conditions specified in Section 2.3.14 and the Plan permits an immediate lump sum cash-out, an annuity form and spousal consent, as described in this Section 2.5.4, are not required. In this event, the default method of distribution is a lump sum distribution to the Participant, unless the address of the Participant is unknown, in which case the distribution will be forfeited in accordance with Section 2.4.9.

(b) Election to Waive Annuity Payment. At any time during the Applicable Election Period, a Participant and his spouse may elect to waive the Qualified Joint and Survivor Annuity form of benefit or the Qualified Pre-Retirement Survivor Annuity form of benefit (or both) and may revoke any such election. There is no limit to the number of times that an election or a revocation may be made by a Participant.

The Plan Administrator shall provide the Participant with a written explanation of the Qualified Joint and Survivor Annuity which meets the requirements of Code section 417 and the regulations thereunder not more than 90 days nor less than thirty (30) days before the Participant's Annuity Starting Date. The Annuity Starting Date for distributions on and after September 22, 1995 may be less than thirty (30) days from the date the written explanation is provided to the Participant if:

(1) the information provided clearly indicates that the Participant has at least thirty (30) days to consider whether to waive the Qualified Joint and Survivor Annuity and to elect a different form of benefit payment (with spousal consent, if applicable);

(2) the Participant may revoke any such waiver prior to the Annuity Starting Date, or if later, seven (7) days after the receipt of the written explanation; and

(3) the Annuity Starting Date occurs after the date the explanation was provided to the Participant.

Notwithstanding the above, a Participant who elects the Lump Sum Payment option in Section 2.3.13 shall not receive such payment until seven (7) days after the receipt of the written explanation. The Plan Administrator shall provide the Participant with a written explanation of the Qualified Pre-Retirement Survivor Annuity within the Applicable Period. A Participant who will not attain age thirty-five (35) by the last day of the Plan Year who waives the Qualified Pre-Retirement Survivor Annuity will have such coverage reinstated as of the first day of the Plan Year in which he attains thirty-five (35) until a new waiver is executed. Any new waiver shall independently satisfy the requirements of this Subsection (b).

(c) Spousal Consent Required. An election to waive the Qualified Joint and Survivor Annuity form of benefit shall not take effect unless (1) the spouse of the Participant consents in writing to the election, the election designates a Beneficiary or form of benefits which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse), the spouse's consent acknowledges the effect of such election, and the consent is witnessed by a Plan representative or a notary public; or (2) it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances permitted by applicable regulations. Any consent by a spouse (or establishment that the consent of a spouse cannot be obtained) shall be effective only with respect to such spouse.

The designation of a Beneficiary other than the spouse of the Participant (with the consent of such spouse) must acknowledge the specific non-spouse Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights.

A Participant may revoke a prior waiver without the consent of the spouse at any time prior to the commencement of benefits. The number of waivers and revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Subsection (e) below.

(d) Consent by Surviving Spouse. If an optional form of payment has not been elected by the

14535	26	05/01/07

Participant prior to death, or, if applicable, by the surviving spouse, then the Participant's vested Account Balance shall be applied toward the purchase of a Qualified Pre-Retirement Survivor Annuity. Such Account Balance shall include all Employer and Employee contributions (including any rollover contributions) and attributable earnings and the proceeds of any insurance Contracts on the Participant's life or the life of someone in which the Participant has an insurable interest. Unless otherwise provided by Section 2.5.3(c), a Qualified Pre-Retirement Survivor Annuity to a surviving spouse shall not commence without the consent of such spouse unless the vested Account Balance satisfies the conditions specified in Section 2.3.14.

(e) Exception if Participant not Married for a Year. The Plan does not provide a Pre-Retirement Survivor Annuity to a surviving spouse if the Participant and the spouse have been married for less than one (1) year at the time of death. In the event that the Participant and his spouse have been married for less than one (1) year at the Participant's Annuity Starting Date, the Plan shall treat the Participant and his spouse as being married and commence benefits as a Qualified Joint and Survivor Annuity unless the Participant waives such annuity and his spouse consents. If the Participant and his spouse have not been married for at least one (1) year, by reason of the Participant's death or divorce, the spouse is not entitled to any survivor benefits unless requested by the Participant or required by a Qualified Domestic Relations Order.

(f) Written Explanations. The Plan Administrator shall provide each Participant within a reasonable period of time before the Annuity Starting Date a written explanation of:

(1) the terms and conditions of a Qualified Joint and Survivor Annuity;

(2) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

(3) the rights of the Participant's spouse to consent to a Participant's election;

(4) the right to make and the effect of a revocation of an election; and

(5) the relative values of the various optional forms of benefit under the Plan.

The Plan Administrator shall provide to each Participant within the applicable period a written explanation of a Qualified Pre-Retirement Survivor Annuity and such other information comparable to the items listed above.

(g) Definitions. For this Section 2.5.4, the terms below shall have the following meanings:

(1) "Annuity Starting Date". The first day of the first period for which an amount is payable as an annuity, or, if not payable as an annuity, the first day on which the Participant is entitled to such an amount.

(2) "Applicable Election Period". The time period in which a Participant may elect to waive a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity.

(i) In the case of a Qualified Joint and Survivor Annuity, the ninety (90) day period ending on the Annuity Starting Date; and

(ii) In the case of a Qualified Pre-Retirement Survivor Annuity, the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) or the date the Participant severs employment with the Employer, and ends on the earlier of the date the Participant retires or the date of his death.

(3) "Applicable Period". The time period in which the Employer must provide an explanation of the Qualified Pre-Retirement Survivor Annuity to the Participant. Such period is whichever one of the following periods ends last:

(i) The period beginning with the first day of the Plan Year in which the Participant

14535	27	05/01/07

attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

(ii) A reasonable period after the individual becomes a Participant;

(iii) A reasonable period after the Participant severs employment with the Employer;

(iv) A reasonable period after the Plan ceases to fully subsidize the costs of the Qualified Pre-Retirement Survivor Annuity; or

(v) A reasonable period ending after the Participant accrues any vested or non-forfeitable benefits.

For purposes of this Subsection (3), a reasonable period means a two (2) year period beginning one (1) year prior to the date the applicable event occurs and ending one year after that date. If a Participant who severs employment with the Employer is later rehired, the Applicable Period shall be redetermined.

2.5.5 Methods of Distribution.

(a) Participants Not Eligible for Qualified Joint and Survivor Annuity. If this is a Safe Harbor Profit Sharing Plan, or, if the Participant is otherwise ineligible to receive payment of benefits in the form of a Qualified Joint and Survivor Annuity, or if the Participant and his spouse affirmatively elect not to receive a Qualified Joint and Survivor Annuity, the Participant shall receive his benefits in one of the optional forms described in Section 2.3.13, as selected by the Participant, with such spousal consents as may be required by law, or in the case of death, by his Beneficiary.

(b) Death Benefits. If a Participant dies entitled to a death benefit, payments shall be made in the form of a survivor annuity unless this Plan is a Safe Harbor Profit Sharing Plan, or unless the Participant, Beneficiary, or executor of his estate elects otherwise, in which case payments shall be made in one of the optional forms set forth in Section 2.3.13.

(c) Voluntary Contribution Account. If a Participant is entitled to receive a Voluntary Contribution Benefit, the amount of such benefit, unless otherwise elected, shall be paid in a manner consistent with Section 2.5.2.

2.5.6 Nature of Distributions.

(a) Trust Fund. Except as provided in Subsection (b) with regard to Life Insurance Policies, the distribution of a Participant's vested Account Balance shall consist of cash, property, an annuity policy (if offered by the Plan in Section 2.3.13), or a combination thereof. If a distribution includes property, the property shall be valued at its fair market value as of the date of distribution.

(b) Insurance Policies.

(1) If the Participant's employment terminates for any reason other than death, the Trustee, at the election of the Participant, shall either (i) surrender the Life Insurance Policy for its available cash value and distribute the proceeds as provided in Subsection (a) above, or (ii) distribute the Life Insurance Policy to the Participant, provided his vested and non-forfeitable Account Balance is at least equal to the policy's cash value.

(2) If the Participant dies, the Beneficiary shall be entitled to the full amount of the policy proceeds.

(3) In the event a Life Insurance Policy on the life of someone other than the Participant is purchased pursuant to this Plan, and such other person shall die, the Participant may withdraw the life insurance proceeds to the extent they exceed the cash value.

14535	28	05/01/07

2.5.7 Miscellaneous Provisions.

(a) Terms of Annuity Contracts. Any annuity contract distributed from the Plan must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of the Plan.

(b) Incidental Death Benefits. For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least fifty (50%) percent of the amount available for distribution is paid within the life expectancy of the Participant.

(c) Consents. No consent is required to distribute a Participant's benefits if the vested and non-forfeitable Account Balance of the Participant satisfies the conditions specified in Section 2.3.14 and the Plan permits immediate lump sum cash-outs. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of the Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code), the Participant's Account Balance in the Plan will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code), then the Participant's Account Balance will be transferred, without the Participant's consent, to the other Plan if the Participant does not consent to an immediate distribution.

(d) Zero Benefits. If the value of the Participant's vested and non-forfeitable interest in the Plan at the time of his termination of employment is zero, the Participant shall be deemed to have received a distribution of such interest.

(e) Safe Harbor Rules. If this Plan is a Safe Harbor Plan, as that term is defined in Section 1.2.79, the requirement that a spouse consent to the Participant taking his distribution in a form other than a Qualified Joint and Survivor Annuity shall not apply notwithstanding any other provision of the Plan. This Section (e) shall not be operative with respect to the portion of a Participant's Segregated Account attributable to a direct or indirect transfer from a defined benefit plan, money purchase plan, target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of section 401(a)(11) and section 417 of the Code.

(f) Distributions in the Event of Legal Incapacity. If any person entitled to benefits is declared legally incapacitated by a court of proper jurisdiction, then the Plan Administrator shall direct the Trustee to make payments to the legal guardian or legal representative of the person or his estate.

(g) Transitional Rules.

(1) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous Sections of this Article shall be given the opportunity to elect to have the prior Sections of this Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant has at least 10 Years of Vesting Service when he or she separated from service.

(2) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with Paragraph (4) below.

(3) The respective opportunities to elect (as described above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to such Participants.

14535	29	05/01/07

(4) Any Participant who has elected pursuant to Paragraph (2) above and any Participant who does not elect under Paragraph (1) or who meets the requirements of Paragraph (1) except that such Participant does not have at least 10 Years of Vesting Service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(i) Automatic Qualified Joint and Survivor Annuity. If benefits in the form a life annuity become payable to a married Participant who:

(A) begins to receive payments under the Plan on or after Normal Retirement Age;

(B) dies on or after Normal Retirement Age while still working for the Employer;

(C) begins to receive payments on or after the Qualified Early Retirement Age; or

(D) separates from service on or after attaining Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

then, such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

(ii) Election of early survivor annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments that would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (A) the 90th day before the Participant attains the Qualified Early Retirement Age, or (B) the date on which participation begins, and ends on the date the Participant terminates employment with the Employer.

(iii) Qualified Early Retirement Age. For purposes of this Paragraph (4) a Participant's Qualified Early Retirement Age is the later of:

(A) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(B) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

(C) the date the Participant begins participation.

2.5.8 In Service Distributions.

(a) Elective Deferrals, ADP Test Safe Harbor Contributions, Qualified Non-Elective Contributions, and Qualified Matching Contributions (Matching Contributions Used in the ADP Test). Upon the attainment of age 59½, a Participant employed with the Employer shall be entitled to an in service distribution of all or part of his Elective Account, ADP Test Safe Harbor Account (described in

14535	30	05/01/07

Section 2.9.3), Qualified Non-Elective Account and Qualified Matching Account (Matching Contributions used to satisfy the ADP test). No other in service distributions are authorized by this Subsection.

(b) Non-Elective, Matching, and ACP Test Safe Harbor Matching Contributions. Upon the attainment of age 59½, a Participant employed with the Employer shall be entitled to an in service distribution of all or part of his vested and non-forfeitable interest in the Plan. Such distribution may be taken from his Non-Elective Account, Matching Account (to the extent Matching Contributions were not used in the ADP Test as Qualified Matching Contributions) and ACP Test Safe Harbor Matching Account (described in Section 2.9.4). No other in service distributions are authorized by this Subsection.

(c) Rollovers and Voluntary Contributions. Upon attainment of age 59½, a Participant employed with the Employer shall be entitled to an in service distribution of all or part of his Voluntary Account and that part of his Segregated Account attributable to rollover amounts from another plan or an IRA. No other in service distributions are authorized by this Subsection.

(d) Other Requirements. A Participant shall file a written request with the Plan Administrator, on a form specified by the Plan Administrator, to receive an in service distribution. Unless this Plan is a Safe Harbor Profit Sharing Plan, an in service distribution shall only be available if the spouse consents in writing, the consent acknowledges the effect of such consent, the consent is witnessed by a Plan representative or notary public, and the Participant complies with any other spousal consent requirements contained in Code sections 401(a)(11) and 417. The spouse must consent to each in service distribution.

(f) The Trustee, at the Participant’s direction, may purchase or trade shares in Floridian Financial Group, Inc. Common Stock (FFGCS). Participants may continue to hold FFGCS as long as they are Active Employees of Floridian Financial Group Inc.

2.5.9 Hardship Withdrawals.

(a) Elective Deferrals. Notwithstanding the provisions of Section 2.5.8, a Participant who is employed with the Employer and faces an immediate and heavy financial need may receive a hardship distribution from his Elective Account. For purposes of this Subsection (a), the term "hardship" shall be the safe harbor definition in the regulations; therefore, the distribution must be for one of the following reasons:

(1) Medical expenses described in Code section 213(d) incurred or necessary for medical care of the Participant, his spouse or dependents;

(2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) The cost of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

(4) The payment needed to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence.

A Participant receiving a hardship distribution under this Subsection (a) may not make any Elective Contributions or Voluntary Employee Contributions to this Plan or any deferred compensation plan of the Employer, or make any elective contributions (within the meaning of Code section 401(k)) to any deferred compensation plan of the Employer for twelve (12) months after the distribution. The Code section 402(g) limit applicable to the Participant for the taxable year following the distribution shall be reduced by any Elective Contributions made by the Participant during the taxable year of the distribution.

The maximum amount that can be distributed is limited to a Participant's total Elective Contributions, less any amount previously distributed on account of hardship.

(b) Non-Elective, Matching, and ACP Test Safe Harbor Matching Contributions. The Plan

14535	31	05/01/07

does not permit hardship distributions from a Participant's Non-Elective, Matching, and ACP Test Safe Harbor Matching Accounts (described in section 2.9.4).

(c) Rollovers and Voluntary Contributions. The Plan does not permit hardship distributions from a Participant's Voluntary Account or that part of his Segregated Account attributable to rollover amounts from another plan or an IRA.

(d) Other Requirements. A Participant shall file a written request with the Plan Administrator, on a form specified by the Plan Administrator, to receive a hardship distribution. Unless this Plan is a Safe Harbor Profit Sharing Plan, a hardship distribution shall only be available if the spouse consents in writing, the consent acknowledges the effect of such consent, the consent is witnessed by a Plan representative or notary public, and the Participant complies with any other spousal consent requirements contained in Code sections 401(a)(11) and 417. The spouse must consent to each hardship distribution.

A Participant's hardship distribution shall be limited to an amount necessary to meet such financial need, including any federal, state, or local income taxes and any penalties associated with the distribution. The Participant must have already obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer.

(e) Qualified Non-Elective Contributions, ADP Test Safe Harbor Contributions, and Qualified Matching Contributions (Matching Contributions Used to Satisfy the ADP Test). A Participant is not permitted to receive a hardship distribution of these types of contributions.

ARTICLE 6

CONTINGENT TOP HEAVY PROVISIONS

2.6.1 Top Heavy Requirements. If the Plan becomes a Top Heavy Plan during any Plan Year beginning after December 31, 1983, the following provisions shall supersede any conflicting provisions in the Plan and apply for such Plan Year:

(a) Minimum Top Heavy Allocation. Notwithstanding any other Section of the Plan to the contrary, each Participant who is a Non-Key Employee and who is employed by the Employer on the last day of the Plan Year shall receive an allocation (to be provided solely by Non-Elective Contributions) of not less than three (3%) percent, or the largest "allocation percentage" received by a Key Employee, if less, of the Participant's Annual Compensation, as defined in Section 2.6.2(b). The minimum allocation is determined without regard to any Social Security contribution. The minimum allocation shall be made even though under other provisions of the Plan the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because (1) the Participant fails to complete 1,000 Hours of Service (or any equivalent provided in the Plan), (2) the Participant fails to make mandatory contributions (including elective deferrals to a cash or deferred arrangement described in section 401(k) of the Code) to the Plan, (3) the Participant's Compensation less than a stated amount, or (4) the Plan is integrated with Social Security. The minimum allocation shall not include a Participant's Elective Contributions or his share of Matching Contributions and Qualified Matching Contributions.

The allocation percentage of a Key Employee is determined by dividing his share of Employer Contributions, Elective Contributions, and Forfeitures by his Annual Compensation, as defined in Section 2.6.2(b). For this purpose only, the allocation percentage shall include any elective deferral (within the meaning of section 401(k) of the Code) made by the Employer on behalf of the Key Employee, any matching contribution (within the meaning of section 401(m) of the Code) or any other contribution made by the Employer to any plan that is included in this Plan's Required Aggregation Group or Permissive Aggregation Group.

(b) Multiple Plans. The minimum allocation provided above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided that the minimum allocation or benefit requirement applicable to Top Heavy plans will be

14535	32	05/01/07

met in the other plan or plans. In the case where the Employer has another plan or plans, it is intended that the minimum Top Heavy requirements will be met in this Plan.

(c) Minimum Vesting Schedule. If the Plan becomes Top Heavy, the vested and non-forfeitable interest of each Participant in his Non-Elective Account and his Matching Account shall equal the percentage determined under the vesting schedule specified in Section 2.4.1.

The Top Heavy minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code, except those attributable to Elective Contributions and Voluntary Employee Contributions, including benefits accrued before the effective date of section 416 of the Code and benefits accrued before the Plan becomes Top Heavy.

No decrease in a Participant's non-forfeitable percentage may occur in the event the Plan's status as Top Heavy changes for any Plan Year. Any minimum benefit required (to the extent required to be non-forfeitable under section 416(b)) may not be forfeited under sections 411(a)(3)(B) or (D) of the Code.

(d) In the event that this Plan covers Employees that are the subject of a bona fide collectively bargained agreement between the Employer and Employee representatives, the requirements of this Section shall continue to apply to such Employees in the same manner as all other Employees.

(e) For Plan Years beginning before January 1, 2000, references in Section 3.1.5, pertaining to combined plan limitations, to "one hundred twenty five (125%) percent" shall be applied by substituting "one hundred (100%) percent" for "one hundred twenty five (125%) percent" therein. Reference in Section 3.1.5(c), pertaining to a special transition rule, to "$51,875" shall be applied by substituting "$41,500" for "$51,875" therein.

Notwithstanding the above, if the Employer provided additional Top Heavy Allocations in this Plan or another defined contribution plan of the Employer (or additional Top Heavy retirement benefits in a defined benefit plan of the Employer), then the substitutions in the aforementioned paragraph will not take place unless the Plan is Super Top Heavy.

2.6.2 Top Heavy Definitions. The following terms, as used in this Article 6, shall have the following meaning:

(a) "Accrued Benefit": The benefit accrued for a Participant under a defined benefit plan or plans of the Employer belonging to the Required Aggregation Group or Permissive Aggregation Group, such Accrued Benefit determined as of the Valuation Date, based on the provisions of that plan, except that the accrual rates of more than one plan differ, the Accrued Benefit will be determined using the slowest accrual rate for all plans.

(b) "Annual Compensation": Compensation as defined in Section 3.1.6(a) but measured over the Limitation Year, as specified in Section 1.2.49. Compensation shall not be limited for partial Years of Participation.

(c) "Determination Date": For any Plan year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of the Plan Year.

(d) "Determination Period": The Plan Year containing the Determination Date and the four (4) preceding Plan Years.

(e) "Key Employee": An Employee or former Employee who, at any time during the Determination Period is either:

(1) an officer of the Employer having an Annual Compensation greater than fifty (50%) percent of the amount in effect under section 415(b)(l)(A) of the Code;

(2) an owner (or a person considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Annual Compensation from the Employer is more than the limitation in effect under section 415(c)(l)(A) of the Code;

(3) any person who owns directly or indirectly more than five (5%) percent of the

14535	33	05/01/07

outstanding stock of the Employer or stock possessing more than five (5%) percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated Employer, the capital or profits interest in the Employer;

(4) any person who owns directly or indirectly more than one (1%) percent of the outstanding stock of the Employer or stock possessing more than one (1%) percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated Employer, the capital or profits interest in the Employer and having an Annual Compensation from the Employer of more than $150,000; or

(5) any Beneficiary of a Key Employee.

For this purpose, Annual Compensation is defined in Section 2.6.2(b). The determination of who is a Key Employee shall be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

(f) "Non-Key Employee": An Employee who is not a Key Employee.

(g) "Permissive Aggregation Group": The Required Aggregation Group plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, continues to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

(h) "Present Value": The Present Value of Accrued Benefits referred to in Paragraph (l) below shall be based on the interest rate and mortality table specified in the Employer's defined benefit plan.

(i) "Required Aggregation Group":

(1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), together with,

(2) Any other qualified plan of the Employer which enables a plan described in Paragraph (l) below to meet the requirements of sections 401(a)(4) or 410 of the Code.

(j) "Super Top Heavy": For any Plan Year, the Plan is Super Top Heavy if the Plan is Top Heavy and the Top Heavy Ratio exceeds ninety (90%) percent.

(k) "Top Heavy Plan": For any Plan Year beginning after December 31, 1983, the plan is Top Heavy if any of the following conditions exists:

(1) If the Top Heavy Ratio for the Plan exceeds sixty (60%) percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(2) If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top Heavy Ratio for the group of plans exceeds sixty (60%) percent.

(3) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty (60%) percent.

(l) "Top Heavy Ratio":

(1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five (5) year period ending on the Determination Date(s) has or has had accrued benefits, the Top Heavy Ratio for this Plan alone, for the Required Aggregation Group, or the Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date(s) (including any part of any Account Balance distributed in the five (5) year period ending on the Determination Date(s)),

14535	34	05/01/07

and the denominator of which is the sum of the Account Balances of all Employees as of the Determination Date(s) (including any part of any Account Balance distributed in the five (5) year period ending on the Determination Date(s)), both computed in accordance with section 416 of the Code and the regulations thereunder.

(2) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the Determination Date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of Account Balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the Present Value of Accrued Benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account Balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the Present Value of Accrued Benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an Accrued Benefit made in the five-year period ending on the Determination Date.

(3) For purposes of (1) and (2) above, the value of Account Balances and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.

The Account Balances and Accrued Benefits of a Participant (i) who is not a Key Employee but was a Key Employee in a prior year, or (ii) who has not been credited with at least one (1) Hour of Service with any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date will be disregarded. The calculation of the Top Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of Account Balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The Accrued Benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

(m) "Valuation Date": The date as of which Account Balances and accrued benefits are valued for purposes of calculating the Top Heavy Ratio. The Valuation Date shall be December 31st of each Plan Year.

ARTICLE 7

LIMITATIONS ON CONTRIBUTIONS

2.7.1 General Limitation on Contributions. The Actual Deferral Percentage test of Code Section 401(k) (hereinafter the "ADP Test"), described in Section 2.7.2, must be satisfied with respect to Elective Contributions. If the Plan provides Matching Contributions or permits Voluntary Employee Contributions, the Actual Contribution Percentage test of Code section 401(m) (hereinafter the "ACP Test"), described in Section 2.7.3, and the Multiple Use Test of Section 2.7.4 must be satisfied.

14535	35	05/01/07

2.7.2 Actual Deferral Percentage Test.

(a) The Actual Deferral Percentage (hereinafter "ADP") for all Highly Compensated Employees for the current Plan Year must not exceed the greater of:

(1) the ADP for the current Plan Year for all Non-Highly Compensated Employees multiplied by 1.25, or

(2) the ADP for the current Plan Year for all Non-Highly Compensated Employees multiplied by 2.0, but not to exceed such ADP plus two (2.0) percentage points.

This Plan cannot be amended to base the ADP test on the ADP for Non-Highly Compensated Employees in the prior Plan Year unless the requirements in Notice 98-1, 1998-3 I.R.B. 42 (or superseding guidance) have been met.

(b) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test, and the amount of Qualified Non-Elective Contributions, if any, used in such test.

(c) Failure of the Plan to satisfy the ADP Test requires that the Employer make a Qualified Non-Elective Contribution to the Plan (as defined in Section 1.2.75) in an amount that is at least sufficient to cause the Plan to pass the ADP Test, the Trustee distribute Elective Contributions to the necessary Highly Compensated Employees as Excess Contributions, or a combination thereof.

2.7.3 Actual Contribution Percentage Test.

(a) The Actual Contribution Percentage (hereinafter "ACP") for all Highly Compensated Employees for the current Plan Year must not exceed the greater of:

(1) the ACP for the current Plan Year for all Non-Highly Compensated Employees multiplied by 1.25, or

(2) the ACP for the current Plan Year for all Non-Highly Compensated Employees multiplied by 2.0, but not to exceed such ACP plus two (2.0) percentage points.

This Plan cannot be amended to base the ACP Test on the ACP for Non-Highly Compensated Employees in the prior Plan Year unless the requirements in Notice 98-1, 1998-3 I.R.B. 42 (or superseding guidance) have been met.

(b) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test, and the amount of Qualified Matching Contributions or Elective Contributions, if any, used in such test.

(c) Failure of the Plan to pass the ACP Test requires that the Employer make a Qualified Matching Contribution to the Plan (as defined in Section 1.2.72) in an amount that is at least sufficient to cause the Plan to pass the ACP Test, the Trustee to distribute Matching Contributions to the necessary Highly Compensated Employees as Excess Aggregate Contributions, forfeits any non-vested Matching Contributions as necessary, or a combination thereof.

2.7.4 Multiple Use Test. For any Plan Year in which Matching Contributions or Voluntary Employee Contributions are made to the Plan, the sum of the ADP of the Highly Compensated Employees and the ACP of the Highly Compensated Employees shall not exceed the greater of:

(a) the sum of:

the ADP for the current Plan Year for all Non-Highly Compensated Employees multiplied by 1.25, and the ACP for the current Plan Year for all Non-Highly Compensated Employees multiplied by 2.0, but not to exceed such ACP plus two (2.0) percentage points; or

14535	36	05/01/07

(b) the sum of:

the ACP for the current Plan Year for all Non-Highly Compensated Employees multiplied by 1.25, and the ADP for the current Plan Year for all Non-Highly Compensated Employees multiplied by 2.0, but not to exceed such ADP plus two (2.0) percentage points.

(c) Failure of the Plan to pass the Multiple Use Test requires that the Trustee to distribute Elective Contributions as Excess Contributions to the necessary Highly Compensated Employees, including the forfeiture of any non-vested Matching Contributions as necessary.

2.7.5 Multiple Plans. If the Employer maintains another plan that permits elective contributions within the meaning of Treasury regulation 1.401(k)-1(g)(3), permits employee contributions, provides matching contributions within the meaning of Code section 401(m), or requires employee contributions as a condition of participating in the plan, and that plan covers at least one Highly Compensated Employee who is a Participant in this Plan, then the ADP for Highly Compensated Employees of all such plans shall be aggregated with the ADP of this Plan in applying the ADP Test of Section 2.7.2 and the ACP for Highly Compensated Employees of all such plans shall be aggregated with the ACP of this Plan in applying the ACP Test of Section 2.7.3. In the case of where two or more plans have separate plan years, all plan years ending within the same calendar year shall be aggregated.

If the other plans of the Employer have the same plan year, and base the ADP and ACP for Non-Highly Compensated Employees on the same compensation period (current or prior year), then the ADP and ACP for the Highly Compensated Employees and the ADP and ACP for the Non-Highly Compensated Employees may be determined as if all plans were a single plan maintained by the Employer. If this Plan must be aggregated with another plan of the Employer, or if another plan of the Employer must be aggregated with this Plan, in order to satisfy the requirements of Code section 401(a) or 410(b), then this Plan and the other plan or plans must be aggregated when performing the ADP Test and ACP Test. In this case, the plans must have the same Plan Year and base the ADP and ACP for Non-Highly Compensated Employees on the same compensation. For the purposes of this Subsection, the definition of ACP below shall be modified to include any mandatory employee contributions to a defined benefit plan.

Multiple use of the alternative limitation does not occur if either the ADP or the ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP, respectively, of the Non-Highly Compensated Employees.

2.7.6 Distribution of Excess Contributions. Effective for Plan Years beginning after December 31, 1996, the amount of Excess Contributions to be distributed shall be allocated among the Highly Compensated Employees in order of the amount of Elective Contributions made to the Plan for a Plan Year. The amount to be distributed to each Highly Compensated Employee, plus any associated earnings or losses, shall be distributed by the last day of the Plan Year following the Plan Year in which the Elective Contributions were made. If the distribution occurs more than 2½ months after the last day of the Plan Year in which such contributions were made, the Employer shall be responsible for payment of the 10% excise tax imposed by Code section 4979. No Elective Contributions shall be forfeited under this Section.

The income or loss associated with the Participant's portion of the Excess Contributions to be distributed shall equal the gain or loss of his Elective Account for the Plan Year multiplied by a fraction, the numerator of which is the amount to be distributed from the Elective Account, and the denominator of which is the sum of the Elective Account at the beginning of the Plan Year and any Elective Contributions made during the Plan Year. No gain or loss shall be recognized from the period beginning on the last day of the Plan Year until the date of distribution.

2.7.7 Distribution of Excess Aggregate Contributions. Effective for Plan Years beginning after December 31, 1996, the amount of Excess Aggregate Contributions to be distributed shall be allocated among the Highly Compensated Employees in order of the sum of the share of any Matching Contribution plus any Voluntary Employee Contributions made to the Plan for a Plan Year. The amount to be distributed to each

14535	37	05/01/07

Highly Compensated Employee, plus any associated earnings or losses, shall be distributed by the last day of the Plan Year following the Plan Year in which the Matching Contribution was allocated or the Voluntary Employee Contributions were made. If the distribution occurs more than 2½ months after the last day of the Plan Year in which such contributions were made, the Employer shall be responsible for payment of the 10% excise tax imposed by Code section 4979. No Voluntary Employee Contributions shall be forfeited under this Section.

The income or loss associated with the Participant's portion of the Excess Aggregate Contributions to be distributed shall equal the gain or loss of his Voluntary Account for the Plan Year multiplied by a fraction, the numerator of which is the amount to be distributed from the Voluntary Account, and the denominator of which is the sum of the Voluntary Account at the beginning of the Plan Year and any Voluntary Employee Contributions made during the Plan Year. No gain or loss shall be recognized from the period beginning on the last day of the Plan Year until the date of distribution.

In the event that the Employer maintains another plan that is aggregated with this Plan for purposes of the ACP test, the portion of any Excess Aggregate Contributions to be distributed to an individual Highly Compensated Employee from this Plan shall be a percentage equal to the same percentage that his share of the Matching Contribution and his Voluntary Employee Contributions in this plan bears to the total contributions attributable to such Participant and used determining the ACP.

2.7.8 Forfeiture of Matching Contribution: Matching Contributions may be forfeited when:

(a) The Elective Deferral to which the Matching Contribution relates is returned because it was determined to be an Excess Deferral, Excess Contribution or Excess Annual Addition;

(b) The Employee Contribution to which the Matching Contribution relates is returned because it was determined to be either an Excess Aggregate Contribution or Excess Annual Addition.

The requirements of this Section shall be met in whole or in part if the Matching Contribution in question is returned to the Participant as an Excess Aggregate Contribution.

Following the Forfeiture of Matching Contributions pursuant to this Section, the highest rate of Matching Contribution allocated to any Highly Compensated Employee may not exceed the lowest rate of Matching Contribution allocated to any Non-Highly Compensated Employee eligible to receive an allocation of Matching Contributions under this Plan or under all plans in a mandatory or Permissive Aggregation Group. This provision shall not apply in the case of a Non-Highly Compensated Employee whose allocation of Matching Contributions is limited by the application of section 415 of the Code. Allocation of Forfeitures under this Section shall be governed by elections regarding the allocation of the Forfeiture of Matching Contributions.

2.7.9 Definitions. The following terms, as used in this Article 7, shall have the following meanings:

(a) "Actual Contribution Percentage": The average of the ratios in the group consisting of Highly Compensated Employees or the group consisting of Non-Highly Compensated Employees, calculated separately for each Participant who is eligible to receive a share of the Matching Contribution (or would be eligible if he made Elective Deferrals) or is eligible to make Voluntary Contributions, where such ratio equals the Participant's aggregate share of the Matching Contribution, any Qualified Matching Contributions that are needed to pass the ACP Test, and any Voluntary Employee Contributions for the Plan Year divided by his Compensation for the Plan Year. Compensation shall be compensation as defined in Section 1.2.14 for the Plan Year, but for the initial Plan Year, taking into consideration only that compensation actually received from the date the Employee commenced participation in the Plan, or would have commenced participation in the Plan if he had made Elective Contributions or mandatory employee contributions. The ACP for a group shall be expressed to the nearest hundredth of a percentage point. In the event that the Employer maintains another plan that is aggregated with this Plan for purposes of the ACP Test, the ACP will be modified in the manner described in Section 2.7.5. If another plan requires employee contributions as a condition of participating in that plan, then the ACP shall include those Participants who choose not to contribute, their ratio being zero (0.00).

Pursuant to section 410(b)(4)(B) of the Code, the Employer may elect to treat that portion of the

14535	38	05/01/07

Plan that benefits only Participants who satisfy the age and service requirements under the Elective Contribution portion of the Plan that are less than the greatest minimum age and service requirements permitted under section 410(a) of the Code (known as "Otherwise Excludable Employees") and that portion of the Plan that benefits Participants that meet the greatest minimum age and service requirements permitted under section 410(a) of the Code (known as "Not Otherwise Excludable Employees") as two separate plans; or, for Plan Years beginning after December 31, 1998, the Employer may exclude Otherwise Excludable Employees who are Non-Highly Compensated Employees entirely for purposes of the ACP Test of this Section.

(b) "Actual Deferral Percentage": The average of the ratios in the group consisting of Highly Compensated Employees or the group consisting of Non-Highly Compensated Employees, calculated separately for each Participant who is eligible to make an Elective Deferral at any time during the Plan Year, where such ratio equals the Participant's Elective Contributions any Qualified Non-Elective Contributions needed to pass the ADP Test for the Plan Year divided by his Compensation for the Plan Year. Compensation shall be compensation as defined in Section 1.2.14 for the Plan Year, but for the initial Plan Year, taking into consideration only that compensation actually received from the date the Employee commenced participation in the Plan, or would have commenced participation in the Plan if he had made Elective Contributions or mandatory employee contributions. The ADP for a group shall be expressed to the nearest hundredth of a percentage point. In the event that the Employer maintains another plan that is aggregated with this Plan for purposes of the ADP Test, the ADP will be modified in the manner described in Section 2.7.5. If another plan requires Elective Contributions as a condition of participating in that plan, then the ADP shall include those Participants who choose not to contribute, their ratio being zero (0.00).

Pursuant to section 410(b)(4)(B) of the Code, the Employer may elect to treat that portion of the Plan that benefits only Participants who satisfy the age and service requirements under the Elective Contribution portion of the Plan that are less than the greatest minimum age and service requirements permitted under section 410(a) of the Code (known as "Otherwise Excludable Employees") and that portion of the Plan that benefits Participants that meet the greatest minimum age and service requirements permitted under section 410(a) of the Code (known as "Not Otherwise Excludable Employees") as two separate plans; or, for Plan Years beginning after December 31, 1998, the Employer may exclude Otherwise Excludable Employees who are Non-Highly Compensated Employees entirely for purposes of the ADP Test of this Section.

(c) "Excess Aggregate Contributions": For a Plan Year, the excess of:

(1) the aggregate amount of the allocated Matching Contribution, Voluntary Employee Contributions, and Mandatory Employee Contributions attributable to Highly Compensated Employees over

(2) the maximum amount that can be made by the Highly Compensated Employees for the Plan Year that will satisfy the ACP Test in Section 2.7.3, such amount determined by reducing the contributions of the Highly Compensated Employees in order of their ratios used in calculating the ACP for Highly Compensated Employees.

In the event that the Employer maintains another plan that is aggregated with this Plan for purposes of the ACP Test, the Excess Aggregate Contributions will be modified to include the additional amounts described in Section 2.7.5.

(d) "Excess Contributions": For a Plan Year, the excess of:

(1) the aggregate amount of the Elective Contributions attributable to Highly Compensated Employees over

(2) the maximum amount that can be made by the Highly Compensated Employees for the Plan Year that will satisfy the ADP Test in Section 2.7.3, such amount determined by reducing the contributions of the Highly Compensated Employees in order of their ratios used in calculating the ADP for Highly Compensated Employees.

14535	39	05/01/07

In the event that the Employer maintains another plan that is aggregated with this Plan for purposes of the ADP Test, the Excess Contributions will be modified to include the additional amounts described in Section 2.7.5.

ARTICLE 8

ACCOUNTING

2.8.1 Accounts. All income, profits, recoveries, contributions and any and all moneys, securities and properties of any kind at any time received or held by the Trustee shall be held as a commingled Trust Fund, except to the extent such assets are transferred to a Segregated Fund or Controlled Account. For accounting purposes, the Plan Administrator shall establish and maintain certain Accounts for each Participant. A Non-Elective Account shall be established and maintained for each Participant to which his share of Non-Elective Contributions and Forfeitures shall be added. An Elective Account shall be established and maintained for each Participant to which the Elective Contributions made on his behalf shall be added. A Qualified Non-Elective Account shall be established and maintained for each Participant to which his share of Qualified Non-Elective Contributions, if any, shall be added. A Matching Account shall be established and maintained for each Participant to which his share of Matching Contributions and Forfeitures shall be added. A Qualified Matching Account shall be established and maintained for each Participant to which his share of Qualified Matching Contributions, if any, shall be added. If a Participant has made Voluntary Employee Contributions, the Plan Administrator shall establish and maintain a Voluntary Account for the Participant. If, in accordance with any of the provisions of the Plan, assets are either deposited initially or transferred to a Segregated Fund for the benefit of a Participant, the Plan Administrator shall establish and maintain a Segregated Account for the Participant. If a Participant elects to exercise investment control over all or a portion of his Accounts, the Plan Administrator shall establish and maintain a Controlled Account for the Participant.

2.8.2 Valuation Adjustments. As of each Valuation Date, each Participant's Accounts shall be adjusted in the following order and manner:

(a) Distributions. Any distribution made to or on behalf of a Participant since the last preceding Valuation Date shall be deducted from the Participant's Account from which the distribution was made.

(b) Insurance Premiums. Payments made since the last preceding Valuation Date for Life Insurance Policies on the life of a Participant or someone in whom the Participant has an insurable interest (including without limitation payments of premiums and interest on policy loans) shall be deducted from the Account of the Participant from which the payment was made.

(c) Insurance Dividends. Dividends or credits received since the last preceding Valuation Date on any Life Insurance Policy on the life of a Participant or someone in whom the Participant has an insurable interest shall be added to the Account of the Participant from which the premiums for such Life Insurance Policy have been paid.

If this Plan is funded by individual contracts that provide a Participant's benefit under the Plan, such individual contracts shall constitute the Participant's Account Balance. If this Plan is funded by group annuity contracts or group insurance contracts, premiums or other consideration received by the insurance company must be allocated to Participant's Account under the Plan.

(d) Contributions. Each Participant's Account shall be increased by his portion of any Employer Contributions, his Elective Contributions, and any allocated Forfeitures.

(e) Forfeitures. If a Participant terminates service with the Employer, is less than one hundred (100%) percent vested, and forfeits the non-vested portion of his Account Balance, his Account Balance and the amount available for distribution shall be reduced by the amount of his Forfeiture.

To the extent that the Plan provides additional allocations from Forfeitures, the Account Balances of those eligible for such an allocation will increase.

(f) Loans. The issuance of a loan to a Participant reduces the Account from which it is issued and increases the outstanding loan obligation. Loan repayments, including principal and interest, shall

14535	40	05/01/07

increase the Account to which the repayment is made and decreases the outstanding loan obligation.

(g) Expenses. Any expenses earmarked for an individual Participant shall reduce his Account Balance.

(h) Transfers To or From Segregated Funds. To the extent that funds are transferred to a Segregated Fund from the general assets of the Trust or from a Segregated Fund to the general assets of the Trust pursuant to any of the provisions of the Plan, the Account from which the funds were transferred shall be decreased and the Account to which the funds were transferred shall be increased for such Participant.

(i) Transfers Between Controlled Funds. To the extent that investment transfers are made between Controlled Funds, the Controlled Fund from which a transfer is made will decrease, and the Controlled Fund to which a transfer is made will increase.

(j) Adjustment to Fair Market Value. The Trustee shall appraise all moneys, securities, and other property in the Trust Fund, excluding Life Insurance Policies, at the then fair market value for each asset. In determining such value, all income and contributions, if any, received by the Trustee from the Employer or Participants shall be included and all expenses shall be deducted, such amounts being determined under the accounting method of the Trust.

If the total net value so determined by the Trustee exceeds (or is less than) the total amount in the respective Accounts of all Participants, the excess (or deficiency) shall be added to (or deducted from) the respective Accounts of all Participants in the ratio that each such Participant's Account bears to the total amount in all such Accounts.

The Trustee's determination as to valuation of trust assets and charges or credits to the individual Accounts of the respective Participants shall be conclusive and binding on all persons.

2.8.3 Allocation of Earnings Gains and Losses. As of each Valuation Date specified in Section 1.2.88, the net income of the Trust Fund recognized since the prior Valuation Date will be allocated among Participant Accounts. Net income is the interest, dividends, net gains or losses from the sale of investments, and unrealized appreciation (depreciation) in Trust assets, less investment expenses of the Trust Fund.

As of each Valuation Date, the net income of the Trust Fund will be allocated pro rata based on the value of each Participant Account Balance as of the preceding Valuation Date.

The portion of a Participant's Account held in a Controlled Fund shall not participate in the allocation of earnings of this Section, but instead shall be credited with the actual earnings of such Controlled Fund.

In the event that the Participant's Accounts (or portion thereof) are invested in assets that are valued on a daily basis, his Account Balance shall reflect the daily activity of such assets and the method of allocating earnings described above shall not apply.

2.8.4 Interim Valuations. While it is contemplated that the Trust Fund will be valued by the Trustee and allocations made only on the Valuation Date, at any time that the Plan's valuations are not performed on a daily basis, should it be necessary to make distributions under the provisions hereof and the Plan Administrator, in good faith determines that, because of (i) an extraordinary change in general economic conditions, (ii) the occurrence of some casualty materially affecting the value of the Trust Fund or a substantial part thereof, or (iii) a significant fluctuation in the value of the Trust Fund has occurred since the immediately preceding Valuation Date, the Plan Administrator may, in his sole discretion, to prevent the payee from receiving a substantially greater or lesser amount than what he would be entitled to, based on current values, cause a re-valuation of the Trust Fund to be made and a reallocation of the interests therein as of the date the payee's right of distribution becomes fixed. The Plan Administrator's determination to make such special valuation and the valuation of the Trust Fund as determined by the Trustee shall be conclusive and binding on all persons ever interested hereunder.

2.8.5 Earnings on Forfeitures. In the event that a Participant forfeits part of his Account

14535	41	05/01/07

Balance, such Forfeiture shall be credited with earnings until the Forfeiture is reallocated. Any such earnings shall be considered as an Annual Addition for purposes of Section 3.1.2.

2.8.6 Plan Expenses. Other than general investment expenses incurred by the Trustee in his duties which are charged against the Trust Fund earnings and annual administrative expenses incurred by the Plan on an ongoing basis, processing fees of the Plan shall charged against the Account Balance of the Participant who is responsible for the expense.

ARTICLE 9

ALTERNATIVE METHODS OF MEETING NONDISCRIMINATION REQUIREMENTS

2.9.1 The Plan is not intended to satisfy the "Alternative Methods of Meeting Nondiscrimination Requirements" as described in sections 401(k)(12) or 401(m)(11) of the Code.

ARTICLE 10

SIMPLE 401(k) LIMITATIONS

2.10.1 The Plan is not intended to be a SIMPLE 401(k) plan under section 401(k)(11) and 401(m)(10) of the Code.

PART 3

ARTICLE 1

LIMITATIONS

3.1.1 General Limitations on Annual Additions. This Section 3.1.1 through Section 3.1.4 apply for all Limitation Years beginning after December 31, 1994. For Limitation Years beginning before January 1, 2000, the additional requirements of Section 3.1.5 also apply if the Employer ever maintained a qualified defined benefit plan.

The Annual Addition otherwise payable to a Participant for a Limitation Year shall not exceed the Maximum Permissible Annual Addition, as determined in Section 3.1.2. If the total allocations to the Participant's Account in a Limitation Year would otherwise produce an Annual Addition in excess of the Maximum Permissible Annual Addition, the allocations shall be reduced in accordance with Section 3.1.3 so that the Annual Addition will equal the Maximum Permissible Annual Addition.

If the Participant is covered under another qualified defined contribution plan, a welfare benefit fund (as defined in section 419(e) of the Code) under which amounts attributable to post-retirement medical benefits are held in separate accounts for key employees (as defined in section 419A(d)(3) of the Code), an individual medical account (as defined in section 415(l)(2) of the Code), or a simplified employee pension (as defined in section 408(k) of the Code) maintained by the Employer, the Annual Addition derived from the allocations of all such plans and this Plan, may not exceed the Maximum Permissible Annual Addition for the Limitation Year. If such Annual Addition does exceed the Maximum Permissible Annual Addition, allocations shall be reduced in accordance with Section 3.1.4 so that the Annual Addition will equal the Maximum Permissible Annual Addition.

3.1.2 Determination of Annual Addition and Maximum Permissible Annual Addition.

(a) Annual Addition. The term "Annual Addition" shall mean the sum of the following amounts credited to a Participant's Accounts for the Limitation Year:

14535	42	05/01/07

(1) Employer contributions;

(2) Employee contributions;

(3) Forfeitures;

(4) Amounts allocated after March 31, 1984, to an individual medical account (as defined in section 415(l)(2) of the Code) which is part of a pension or annuity plan maintained by the Employer;

(5) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, to a welfare benefit fund (as defined in section 419(e) of the Code) maintained by the Employer, to the extent attributable to post-retirement medical benefits held in separate accounts for key employees (as defined in section 419A(d)(3) of the Code); and,

(6) Allocations under a simplified employee pension (as defined in section 408(k) of the Code.)

For this purpose, excess deferrals (as defined in section 402(g) of the Code) are disregarded to the extent distributed to the Participant. Excess contributions (as defined in section 401(k) of the Code) and excess aggregate contributions (as defined in section 401(m) of the Code) are not disregarded, even if distributed to the Participant, unless they are held in a suspense account or reallocated in accordance with Section 3.1.3.

(b) Maximum Permissible Annual Addition. The term "Maximum Permissible Annual Addition" shall mean, for any Limitation Year, the lesser of the Defined Contribution Dollar Limitation and the Defined Contribution Compensation Limitation, as defined below:

(1) Defined Contribution Dollar Limitation. The dollar limit specified in Code section 415(c)(1)(A), automatically adjusted on January 1 each year under Code section 415(d), in such manner as the Secretary of the Treasury shall prescribe. The new limitation will apply to Limitation Years ending with or within the calendar year of the date of the adjustment. Unless otherwise provided by law, adjustments for increases in the cost of living shall not be taken into account for any year before the year for which such adjustment first takes place.

(2) Defined Contribution Compensation Limitation. Twenty-five (25%) percent of a Participant's compensation, as defined in Section 3.1.6(a).

Notwithstanding the above, any amounts included in the Participant's Annual Addition attributable to medical benefits (within the meaning of section 419A(f)(2) of the Code) shall not be restricted by the Defined Contribution Compensation Limitation.

(c) Short Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Defined Contribution Dollar Limitation determined above shall be multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is twelve (12). Any new Limitation Year must begin within the Limitation Year in which the amendment is made.

3.1.3 Excess Annual Additions. If, due to the allocation of forfeitures, a reasonable estimation of a Participant's compensation which exceeds his actual compensation, or a miscalculation in a Participant's elective deferrals (within the meaning of section 402(g)(3) of the Code), the Annual Addition for a Participant exceeds his Maximum Permissible Annual Addition for the Limitation Year, the following adjustments shall be made in the following order until the Participant's Annual Addition equals his Maximum Permissible Annual Addition:

(a) Any nondeductible Voluntary Employee Contributions (plus attributable earnings) made by a Participant to the extent they reduce the excess amount shall be returned to the Participant;

14535	43	05/01/07

(b) Any Elective Contributions (plus attributable earnings) made by a Participant to the extent they reduce the excess amount shall be returned to the Participant;

(c) Any remaining excess shall be held in an unallocated suspense account and used to reduce any Employer Contributions for all Participants for the next Limitation Year, any further surplus to be allocated and reallocated to all Participants subject to the limitation that no Participant receives an Annual Addition in excess of his Maximum Permissible Annual Addition;

(d) If all Participants have Annual Additions equal to their Maximum Permissible Annual Addition for the next Limitation Year, the remaining excess will remain in the suspense account and be used to reduce Employer Contributions for succeeding Limitation Years, allocating and reallocating any surplus each year in the manner described in Paragraph (c).

The determination of a Participant's Annual Addition (without regard to this Section), his Maximum Permissible Annual Addition, and any adjustments listed above shall be determined as soon as administratively feasible after the end of the Limitation Year. Other than those items listed in Paragraphs (a) and (b), no excess amounts may be distributed to Participants or former Participants. Any amount distributed to a Participant, reallocated to other Participants, or held in a suspense account for future Limitation Years shall not be included in a Participant's Annual Addition for the current Limitation Year.

Any suspense account established in accordance with this Section shall share in the Trust's investment gains and losses. The entire amount allocated from such suspense account, including such gains and losses, shall be included in a Participant's Annual Addition in the Limitation Year allocated.

3.1.4 Participation in Certain Other Plans. If a Participant's Annual Addition under this Plan and under other plans of the Employer exceeds the Maximum Permissible Annual Addition for a Limitation Year, such excess shall either be distributed to the Participant, reallocated to other Participants, or held in a suspense account in the same order as Section 3.1.3; provided that in no event will mandatory contributions made to a defined benefit plan of the Employer be distributed or reallocated. In addition, allocations to qualified defined contribution plans shall be adjusted first, followed by adjustments to allocations to a simplified employee pension, followed by adjustments to allocations to an individual medical account, followed by adjustments to allocations to a welfare benefit fund, as those terms are referenced in Section 3.1.1.

In the event that two (2) or more plans of the Employer have Voluntary Employee Contributions or Elective Deferrals, the amounts contributed last shall be distributed first. If two (2) or more plans of the Employer receive Employer Contributions, the amounts allocated last shall be adjusted first. If two (2) or more qualified defined contribution plans of the Employer, including this Plan, allocate contributions on the same date, then the allocations from this Plan shall be adjusted prior to the allocations in the other defined contribution plan(s).

3.1.5Combined Plan Limitation. The combined plan limit under section 415(e) of the Code is repealed for Limitation Years beginning after December 31, 1999. For Limitation Years commencing before January 1, 2000, a Participant's benefits shall be limited by this Section if the Participant ever participated in a defined benefit plan maintained by the Employer.

(a) Primary Limitation. The sum of the Defined Benefit Fraction plus the Defined Contribution Fraction, as those terms are defined in this Subsection, shall not exceed 1.0 in any Limitation Year. In the event that the sum exceeds 1.0, the rate of accrual provided in the defined benefit plan will be decreased so that the sum equals 1.0.

(1) "Defined Benefit Fraction": For a Limitation Year, a fraction, (i) the numerator of which is the Projected Annual Benefit of the Participant under all the defined benefit plans (whether or not terminated) maintained by the Employer (determined as of the close of the year), and (ii) the denominator of which is the lesser of one hundred twenty five (125%) percent of the Defined Benefit Dollar Limitation determined for the Limitation Year or one hundred forty (140%) percent of the Defined Benefit Compensation Limitation, as those terms are defined in Section 3.1.6.

14535	44	05/01/07

(2) "Defined Contribution Fraction": For a Limitation Year, a fraction (i) the numerator of which is the sum of the Annual Additions to the Participant's Accounts under all qualified defined contribution plans, all qualified defined benefit plans, all welfare benefit funds, all individual medical accounts, and all simplified employee pensions maintained by the Employer (whether or not terminated) for the current and all prior Limitation Years, and (ii) the denominator of which is the sum of the amounts independently determined for the current and each prior Limitation Year which equal the lesser of one hundred twenty five (125%) percent of the Defined Contribution Dollar Limitation for the Limitation Year and thirty five (35%) percent of the Participant's Compensation for such Limitation Year (regardless of whether a defined contribution plan was maintained by the Employer for such Limitation Year).

In the event that the Plan itself, or the Permissive or Required Aggregation Group of which the Plan is a part thereof, is Top Heavy for a Limitation Year, as those terms are defined in Section 2.6.2, the references to "one hundred twenty five (125%) percent" in this Section shall be replaced with "one hundred (100%) percent" in determining a Participant's Defined Benefit Fraction and Defined Contribution Fraction for such Limitation Year.

Notwithstanding the above, if the Employer provided additional Minimum Top Heavy Allocation (or additional Top Heavy accruals in a defined benefit plan of the Employer), then the substitutions in the aforementioned paragraph will not take place unless the Plan is Super Top Heavy.

(b) TRA '86 Transition Rules.

(1) If the Employer maintained one or more defined benefit plans as of May 6, 1986, and the Participant's accrued benefit (actuarially adjusted to an equivalent Straight Life Annuity if such benefit is not expressed as a Straight Life Annuity or Qualified Joint and Survivor Annuity) from all such plans as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 6, 1986, exceeds the Defined Benefit Dollar Limitation for a Limitation Year after December 31, 1986, then the Participant's accrued benefit will be substituted for the Defined Benefit Dollar Limitation in determining the Defined Benefit Fraction for such Limitation Year.

(2) If the Employer maintained one or more defined benefit plans and one or more defined contribution plans as of May 6, 1986, and after the adjustment in (1) above, the sum of the Defined Benefit Fraction and Defined Contribution Fraction exceeds 1.0, as of the last day of the last Limitation Year beginning before January 1, 1987, but computed as if the TRA'86 changes were in effect, then the numerator of the Defined Contribution Fraction will be reduced so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction equals 1.0. The amount of the reduction shall be permanently offset from the numerator of the Defined Contribution Fraction and equals the product of: (i) the excess of the sum of the fractions over 1.0, times (2) the denominator of the Defined Contribution Fraction. Changes in plan provisions made after May 5, 1986, including a change in Limitation Year, are not reflected in this reduction.

(3) Paragraph (1) only applies if the defined benefit plan met the requirements of Code section 415 for all Limitation Years prior to the Limitation Year in which the TRA '86 Rules became effective. Paragraph (2) only applies if both the defined benefit plan and the defined contribution plan met the requirements of Code section 415 for the last Limitation Year beginning before January 1, 1987.

(c) TEFRA '82 Transition Rules

(1) If the Employer maintained a plan on or before July 1, 1982, then at the election of the Plan Administrator, in lieu the denominator of the Defined Contribution Fraction determined in Section 3.1.5(a)(2), the denominator shall equal:

(i) the sum of the amounts independently determined for the current and each prior Limitation Year after the last Limitation Year ending before January 1, 1983 which equal

14535	45	05/01/07

the lesser of one hundred twenty five (125%) percent of the Defined Contribution Dollar Limitation for the Limitation Year and thirty five (35%) percent of the Participant's Compensation for such Limitation Year (regardless of whether a defined contribution plan was maintained by the Employer for such Limitation Year); plus

(ii) the sum of the amounts independently determined for each prior Limitation Year ending with the last Limitation Year which ends before January 1, 1983 which equal the lesser of the Defined Contribution Dollar Limitation for the Limitation Year and twenty five (25%) percent of the Participant's Compensation for such Limitation, all multiplied by the "transition fraction."

Such "transition fraction" is a fraction, the numerator of which is the lesser of $51,875 or thirty five (35%) percent of the Participant's compensation for the last Limitation Year which ends before January 1, 1983, and, the denominator of which is the lesser of $41,500 or twenty five (25%) percent of the Participant's compensation for the last Limitation Year which ends before January 1, 1983. In the event that the Plan itself, or the Permissive or Required Aggregation Group of which the Plan is a part thereof, is Top Heavy for a Limitation Year, as those terms are defined in Section 2.6.2, the reference to "$51,875" shall be replaced with "$41,500" in the preceding sentence for such Limitation Year.

(2) If the Employer maintained one or more defined benefit plans as of July 1, 1982, and the Participant's accrued benefit (actuarially adjusted to an equivalent Straight Life Annuity if such benefit is not expressed as a Straight Life Annuity or Qualified Joint and Survivor Annuity) from all such plans as of the close of the last Limitation Year beginning before January 1, 1983, disregarding any changes in the terms and conditions of the plan after July 1, 1982, exceeds the Defined Benefit Dollar Limitation for a Limitation Year beginning after December 31, 1982, then the Participant's accrued benefit will be substituted for the Defined Benefit Dollar Limitation, in determining the Defined Benefit Fraction for such Limitation Year.

(3) If the Employer maintained one or more defined benefit plans and one or more defined contribution plans prior to July 1, 1982, and after the adjustment in (2) above, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction exceeds 1.0, as of the last day of the last Limitation Year beginning before January 1, 1983, but computed as if the TEFRA '82 changes were in effect, then the numerator of the Defined Contribution Fraction will be reduced so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction equals 1.0. The adjustment in (1) may also be taken into account, if so elected by the Plan Administrator.

3.1.6 Definitions. For this Article 1, the terms below have the following meanings:

(a) Compensation. Compensation shall have the same meaning as in Section 1.2.14, modified if necessary, to include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b), and 457(b) of the Code.

Notwithstanding any provisions to the contrary, for purposes of applying the limitations of this Article, Compensation for a Limitation Year beginning after December 31, 1991, is the compensation actually paid or made available in gross income during such year without regard to the dollar limitations of Code section 401(a)(17).

For Limitation Years beginning after December 31, 1997, Compensation shall include any elective deferral (as defined in Code section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code sections 125 and 457. For Limitation Years beginning after January 1, 1998 Compensation shall also include any elective amount which is not includable in the gross income by reason of Code section 132(f)(4). Compensation for a Participant who is disabled shall reflect only that Compensation received while actively employed.

(b) Defined Benefit Compensation Limitation. One hundred (100%) percent of a Participant's highest three (3) year consecutive average compensation, taking into account all Years of Service with

14535	46	05/01/07

the Employer. Compensation for this purpose shall be as defined in Paragraph (a) above.

(c) Defined Benefit Dollar Limitation. The dollar limit specified in Code section 415(b)(1)(A), automatically adjusted on January 1 each year under Code section 415(d), in such manner as the Secretary of the Treasury shall prescribe. The new limitation will apply to Limitation Years ending with or within the calendar year of the date of the adjustment. Unless otherwise provided by law, adjustments for increases in the cost of living shall not be taken into account for any year before the year for which such adjustment first takes place.

(d) Employer. The Employer that adopts this Plan and all members of a controlled group of corporations (as defined in Code section 414(b) as modified by section 415(h)), all commonly controlled trades or businesses (as defined in Code section 414(c) as modified by section 415(h)), or affiliated service groups (as defined in Code section 414(m)) of which the adopting Employer is part and any other entity required to be aggregated with the Employer pursuant to Code section 414(o).

(e) Projected Annual Benefit. The annual benefit which the Participant would be entitled under the terms of a defined benefit plan (actuarially adjusted to an equivalent Straight Life Annuity if such benefit is not expressed as a Straight Life Annuity or Qualified Joint and Survivor Annuity), assuming that (1) the Participant will continue employment until Normal Retirement Age (or current age, if later), and (2) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

3.1.7 General Limitations on Elective Deferrals. In addition to the other restrictions of this Article 1, a Participant may not elect to defer, and the Employer shall not transfer to the Trustee, any Elective Deferral in excess of the dollar limitation of section 402(g) of the Code. Such limitation shall be applied on a calendar year basis regardless of the Plan Year. For purposes of this Article 1, an Excess Elective Deferral is an Elective Deferral in excess of such limitation.

3.1.8 Distribution of Excess Elective Deferrals. In the event that the Participant has made Elective Deferrals to this Plan and another plan that produce Excess Elective Deferrals (as defined in Section 3.1.7) for a calendar year, he shall be responsible for notifying the Employer or Plan Administrator on or before the March 1st following such year of the amount of Excess Elective Deferrals to be assigned to this Plan. If the other plan is another plan of the Employer, the Participant is deemed to have notified the Employer that the Excess Elective Deferrals are assigned to the plan that produces the most beneficial result to him.

The amount of Excess Elective Deferrals assigned to this Plan, plus any allocated income and minus any allocated loss, shall be distributed to the Participant no later than the April 15th following the year in which the Excess Elective Deferrals arose. The method used to determine any allocated income and loss shall be the same as the method described in Section 2.8.2 up to the date of distribution.

Any Excess Elective Deferrals distributed on or before April 15th shall be taxable in the year in which they arose. Any Excess Elective Deferrals distributed after April 15th shall be taxable in both the year in which they arose and the year in which they are distributed.

3.1.9 Controlled Businesses. If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan must, when looked at as a single plan, satisfy section 401(a) of the Code, and contributions on behalf of any Owner-Employee may be made only with respect to the Earned Income of such Owner-Employee which is derived from the trade or business with respect to which this Plan is established.

ARTICLE 2

FIDUCIARIES

3.2.1 Standard of Conduct. The duties and responsibilities of the Plan Administrator and the Trustee with respect to the Plan shall be discharged (a) in a non-discriminatory manner; (b) for the exclusive benefit of Participants and their Beneficiaries; (c) by defraying the reasonable expenses of administering the Plan; (d) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent

14535	47	05/01/07

man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (e) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (f) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of the Act.

3.2.2 Individual Fiduciaries. At any time that a group of individuals is acting as Plan Administrator or Trustee, the Employer shall determine the number of such persons who shall act in such capacity from time to time. Such persons shall be appointed by the Employer and may or may not be Participants or Employees of the Employer. Unless otherwise provided for by agreement or by direction of the Employer, any action taken by a group of individuals acting as either Plan Administrator or Trustee shall be taken at the direction of a majority of such persons, or, if the number of such persons is two (2), by unanimous consent.

3.2.3 Disqualification from Service. No person shall be permitted to serve as a Fiduciary, custodian, counsel, agent or employee of the Plan or as a consultant to the Plan who has been convicted of any of the criminal offenses specified in the Act.

3.2.4 Bonding. Except as otherwise permitted by law, each Fiduciary or person who handles funds or other property or assets of the Plan shall be bonded in accordance with the requirements of the Act.

3.2.5 Prior Acts. No Fiduciary shall be liable for any acts occurring prior to the period of time during which the Fiduciary was actually serving in such capacity with respect to the Plan.

3.2.6 Insurance and Indemnity. The Employer may purchase or cause the Trustee to purchase and keep current as an authorized expense liability insurance for the Plan, its Fiduciaries, and any other person to whom any financial or other administrative responsibility with respect to the Plan and Trust is allocated or delegated, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of the duties, responsibilities and obligations under the Plan and under the Act; provided that any such insurance policy purchased with Plan assets permits subrogation by the Insurer against the Fiduciary in the case of breach by such Fiduciary.

Unless otherwise determined and communicated to affected parties by the Employer, the Employer shall indemnify and hold harmless each such person, other than a corporate trustee, for and from any such liabilities, costs and expenses which are not covered by any such insurance, except to the extent that any such liabilities, costs or expenses are judicially determined to be due to the gross negligence or willful misconduct of such person. No Plan assets may be used for any such indemnification.

3.2.7 Expenses. Expenses incurred by the Plan Administrator or the Trustee in the administration of the Plan and the Trust, including fees for legal services rendered, such compensation to the Trustee as may be agreed upon in writing from time to time between the Employer and the Trustee, and all other proper charges and expenses of the Plan Administrator or the Trustee and of their agents and counsel shall be paid by the Employer, or at its election at any time or from time to time, may be charged against the assets of the Trust, but until so paid shall constitute a charge upon the assets of the Trust.

The Trustee shall have the authority to charge the Trust Fund for its compensation and reasonable expenses unless paid or contested by written notice by the Employer within sixty (60) days after mailing of the written billing by the Trustee. All taxes of any and all kinds whatsoever which may be levied or assessed under existing or future laws upon the assets of the Trust or the income thereof shall be paid from such assets. Notwithstanding the foregoing, no compensation shall be paid to any Employee for services rendered under the Plan and Trust as a Trustee.

3.2.8 Agents, Accountants and Legal Counsel. The Plan Administrator shall have authority to employ suitable agents, custodians, investment counsel, accountants, and legal counsel who may, but need not be, legal counsel for the Employer. The Plan Administrator and the Trustee shall be fully protected in acting upon the advice of such persons. The Trustee shall at no time be obliged to institute any legal action or to become a party to any legal action unless the Trustee has been indemnified to the Trustee's satisfaction for any fees, costs and expenses to be incurred in connection therewith.

3.2.9 Investment Manager. The Employer may employ as an Investment Manager or managers

14535	48	05/01/07

to manage all or any part of the Trust Fund any (a) investment advisor registered under the Investment Advisors Act of 1940; (b) bank as defined in said Act; or (c) insurance company qualified to perform investment management services in more than one state. Any Investment Manager shall have all powers of the Trustee in the management of such part of the Trust Fund, including the power to acquire or dispose of assets.

In the event an Investment Manager is so appointed, the Trustee shall not be liable for the acts or omissions of such Investment Manager or be under any obligation to invest or otherwise manage that part of the Trust Fund that is subject to the management of the Investment Manager. The Employer shall notify the Trustee in writing of any appointment of an Investment Manager, and shall provide the Trustee with the Investment Manager's written acknowledgment that it is a fiduciary with respect to the Plan.

3.2.10 Finality of Decisions or Acts. Except for the right of a Participant or Beneficiary to appeal the denial of a claim, any decision or action of the Plan Administrator or the Trustee made or done in good faith upon any matter within the scope of authority and discretion of the Plan Administrator or the Trustee shall be final and binding upon all persons. In the event of judicial review of actions taken by any Fiduciary within the scope of his duties in accordance with the terms of the Plan and Trust, such actions shall be upheld unless determined to have been arbitrary and capricious.

3.2.11 Certain Custodial Accounts and Contracts. The term "Trustee" as used herein will also include a person holding the assets of a custodial account, an annuity contract or other contract which is treated as a qualified trust pursuant to section 401(f) of the Code and references to the Trust Fund shall be construed to apply to such custodial account, annuity contract or other contract.

ARTICLE 3

PLAN ADMINISTRATOR

3.3.1 Administration of Plan. The Employer shall designate a Plan Administrator from time to time. The primary responsibility of the Plan Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Plan Administrator shall administer the Plan and shall construe and determine all questions of interpretation or policy in his sole discretion. The Plan Administrator may correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as he shall deem necessary or advisable to carry out the purpose of the Plan; provided, however, that any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be a qualified Plan pursuant to the Code, and shall comply with the terms of the Act. The Plan Administrator shall have all powers necessary or appropriate to accomplish his duties under the Plan.

(a) The Plan Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

(1) To determine all questions relating to the eligibility of an Employee to participate in the Plan or to remain a Participant in the Plan.

(2) To compute, certify and direct the Trustee with respect to the amount and kind of benefits to which any Participant is entitled.

(3) To authorize and direct the Trustee with respect to all disbursements from the Trust Fund.

(4) To maintain all the necessary records for the administration of the Plan.

(5) To interpret the provisions of the Plan and to make and publish rules and regulations for the Plan as the Plan Administrator may deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its terms.

(6) To select the Insurer to provide any Life Insurance Policies for any Participant.

(7) To advise the Trustee regarding the short and long-term liquidity needs of the Plan in

14535	49	05/01/07

order that the Trustee might direct its investment accordingly.

(8) To advise, counsel and assist any Participant regarding any rights, benefits or elections available under the Plan.

(9) To instruct the Trustee as to the management, investment and reinvestment of the Trust Fund unless the investment authority has been delegated to the Trustee or an Investment Manager.

(b) The Plan Administrator shall also be responsible for preparing and filing such annual disclosure reports and tax forms as may be required from time to time by the Secretary of Labor, the Secretary of the Treasury, or other governmental authorities.

(c) Whenever it is determined by the Plan Administrator to be in the best interest of the Plan and its Participants or Beneficiaries, the Plan Administrator may request such variances, deferrals, extensions, or exemptions or make such elections for the Plan as may be available under the law.

(d) The Plan Administrator shall be responsible for procuring bonding for all persons dealing with the Plan or its assets as may be required by law.

3.3.2 Disclosure Requirements. Every Participant covered under the Plan and every Beneficiary receiving benefits under the Plan shall receive from the Plan Administrator a summary plan description, and such other information as may be required by law or by the terms of the Plan.

3.3.3 Information Generally Available. The Plan Administrator shall make copies of this Plan and Trust, the summary plan description, latest annual report, Life Insurance Policies, or other instruments under which the Plan was established or is operated available for examination by any Participant or Beneficiary in the principal office of the Plan Administrator and such other locations as may be necessary to make such information reasonably accessible to all interested parties. Subject to a reasonable charge to defray the cost of furnishing such copies, the Plan Administrator shall, upon written request of any Participant or Beneficiary, furnish a copy of any of the above documents to the respective party.

3.3.4 Statement of Account Balance. Upon written request to the Plan Administrator once during any twelve (12) month period, a Participant or Beneficiary shall be furnished with a written statement, based on the latest available information, of his then vested Account Balance and the earliest date upon which the same will become fully vested and non-forfeitable. The statement shall also include a notice to the Participant of any benefits that are forfeitable if the Participant dies before a certain date.

3.3.5 Explanation of Rollover Treatment. The Plan Administrator shall, when making a distribution eligible for rollover treatment, provide a written explanation to the recipient of the provisions under which such distribution will not be subject to tax if transferred to an Eligible Retirement Plan within sixty (60) days after the date on which the recipient received the distribution and, if applicable, the provisions of law pertaining to the tax treatment of lump sum distributions.

ARTICLE 4

TRUSTEE

3.4.1 Acceptance of Trust. The Trustee, by joining in the execution of the Plan, agrees to act in accordance with the express terms and conditions hereof.

3.4.2 Trustee Capacity - Co-Trustees. The Trustee may be a bank, trust company or other corporation possessing trust powers under applicable state or federal law or one or more individuals or any combination thereof. When there are two or more Trustees, they may allocate specific responsibilities, obligations or duties among themselves by their written agreement. An executed copy of such written agreement shall be delivered to and retained by the Plan Administrator.

3.4.3 Resignation, Removal, and Successors. Any Trustee may resign at any time by delivering to the Employer a written notice of resignation to take effect at a date specified therein, which shall

14535	50	05/01/07

not be less than thirty (30) days after the delivery thereof; the Employer may waive such notice. The Trustee may be removed by the Employer with or without cause, by tendering to the Trustee a written notice of removal to take effect at a date specified therein.

Upon such removal or resignation of a Trustee, the Employer shall either appoint a successor Trustee who shall have the same powers and duties as those conferred upon the resigning or discharged Trustee, or, if a group of individuals is acting as Trustee, determine that a successor shall not be appointed and the number of Trustees shall be reduced by one (1).

3.4.4 Consultations. The Trustee shall be entitled to advice of counsel, which may be counsel for the Plan or the Employer, in any case in which the Trustee shall deem such advice necessary. The Trustee shall not be liable for any action taken or omitted in good faith reliance upon the advice of such counsel. With the exception of those powers and duties specifically allocated to the Trustee by the express terms of the Plan, it shall not be the responsibility of the Trustee to interpret the terms of the Plan and the Trustee may request, and is entitled to receive, guidance and written direction from the Plan Administrator on any point requiring construction or interpretation of the Plan documents.

3.4.5 Rights, Powers and Duties. The rights, powers, and duties of the Trustee shall be as follows:

(a) The Trustee shall have exclusive authority, discretion, and responsibility for the management and control of the assets of the Trust Fund in accordance with the provisions of the Plan and any amendments, unless limited or expanded by the Employer in another written document. The duties of the Trustee shall be determined solely by the express provisions of the Plan and no other further duties or responsibilities shall be implied. Subject to the terms of this Plan, the Trustee shall be fully protected and shall incur no liability in acting in reliance upon the written instructions or directions of the Employer, the Plan Administrator, a duly designated Investment Manager, or any other named Fiduciary.

(b) The Trustee shall have all powers necessary or convenient for the orderly and efficient performance of its duties, including but not limited to those specified in this Section. The Trustee shall have the power generally to do all acts, whether or not expressly authorized, which the Trustee in the exercise of its Fiduciary responsibility may deem necessary or desirable for the protection of the Trust Fund and the assets thereof.

(c) The Trustee shall have the power to collect and receive any and all monies and other property due the Plan and to give full discharge and release therefore; to settle, compromise or submit to arbitration any claims, debts or damages due to or owing to or from the Trust Fund; to commence or defend suits or legal proceedings wherever, in the Trustee's judgment, any interest of the Trust Fund requires it; and to represent the Trust Fund in all suits or legal proceedings in any court of law or equity or before any other body or tribunal.

(d) The Trustee shall cause any Life Insurance Policies or assets of the Trust Fund to be registered in its name as Trustee and shall be authorized to exercise any and all ownership rights regarding these assets, subject to the terms of the Plan.

(e) The Trustee may temporarily hold cash balances and shall be entitled to deposit any funds received in a bank account in the name of the Trust Fund in any bank selected by the Trustee, including the banking department of a corporate Trustee, if any, pending disposition of such funds in accordance with the Plan. Any such deposit may be made with or without interest.

(f) The Trustee shall pay the premiums and other charges due and payable at any time on any Life Insurance Policies as directed by the Plan Administrator; provided funds for such payments are then available in the Trust. The Trustee shall be responsible only for such funds and Life Insurance Policies as actually received as Trustee, and shall have no obligation to make payments other than from such funds and cash values of Life Insurance Policies.

(g) If the whole or any part of the Trust Fund shall become liable for the payment of any estate, inheritance, income or other tax which the Trustee shall be required to pay, the Trustee shall have full power and authority to pay such tax out of any monies or other property in its hands for the account of the person whose interest hereunder is so liable. Prior to making any payment, the Trustee may require

14535	51	05/01/07

such releases or other documents from any lawful taxing authority, as it shall deem necessary. The Trustee shall not be liable for any nonpayment of tax when it distributes an interest hereunder on instructions from the Plan Administrator.

(h) The Trustee shall keep a full, accurate and detailed record of all transactions of the Trust that the Employer and the Plan Administrator shall have the right to examine at any time during the Trustee's regular business hours. As of the close of each Plan Year, the Trustee shall furnish the Plan Administrator with a statement of account setting forth all receipts, disbursements and other transactions effected by the Trustee during the year. The Plan Administrator shall promptly notify the Trustee in writing of his approval or disapproval of the account.

The Plan Administrator's failure to disapprove the account within sixty (60) days after receipt shall be considered an approval. Except as otherwise required by law, the approval by the Plan Administrator shall be binding as to all matters embraced in any statement to the same extent as if the account of the Trustee had been settled by judgment or decree of a court of competent jurisdiction under which the Trustee, Employer and all persons having or claiming any interest in the Trust Fund were parties; provided, however, that the Trustee may have its account judicially settled if it so desires.

(i) The Trustee is hereby authorized to execute all necessary receipts and releases to any parties concerned; and shall be under a duty, upon being advised by the Plan Administrator that the proceeds of any Life Insurance Policies are payable, to give reasonable assistance to the Beneficiary in collecting such sums as may appear to be due, and upon payment, transfer such sums to the Beneficiary.

(j) If, at any time, as the result of the death of the Participant there is a dispute as to the person to whom payment or delivery of monies or property should be made by the Trustee, or regarding any action to be taken by the Trustee, the Trustee may postpone such payment, delivery or action, retaining the funds or property involved, until such dispute is resolved in a court of competent jurisdiction or the Trustee shall have been indemnified to its satisfaction or has received written direction from the Plan Administrator.

(k) Anything in this instrument to the contrary notwithstanding, the Trustee shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become or remain a Participant hereunder, the amount of benefit to which any Participant or Beneficiary shall be entitled hereunder, or the size and type of any Life Insurance Policy to be purchased from any Insurer for any Participant hereunder; all such responsibilities being vested in the Plan Administrator.

3.4.6 Rights of Trustee as to Contributions. The Trustee shall have no duty to require any contribution to be made or to determine whether contributions delivered to the Trustee by the Employer comply with the provisions of this Agreement. The Trustee shall be accountable only for funds actually received by the Trustee.

3.4.7 Trustee Indemnification. The Employer shall indemnify and hold harmless the Trustee for and from the assertion or occurrence of any liability to a Participant or Beneficiary for any action taken or omitted by the Trustee pursuant to any written direction to the Trustee from the Employer or the Plan Administrator. Such indemnification obligation of the Employer shall not be applicable to the extent that any such liability is covered by insurance.

3.4.8 Changes in Trustee Authority. If a successor Trustee is appointed, neither an Insurer nor any other person who has previously had dealings with the former Trustee shall be chargeable with knowledge of such appointment or such change until furnished with a written notice. Until such notice, the Insurer and any other such party shall be fully protected in relying on any action taken or any signature presented which would have been proper in accordance with the previous information.

3.4.9 Electromechanical Communications. Electromechanical communications are permitted between all parties of a transaction, including the Participant. The Employer may designate an agent to make such payments. The giving of such payment directions to the agent by electromechanical means constitutes a certification from the Plan Administrator to the Trustee (through the agent) that such payment is in accordance with the terms of the Plan. The Trustee (or other agent appointed for this purpose) may act upon receipt of directions (including, without limitation, directions pursuant to voice response systems, facsimile, or other

14535	52	05/01/07

electromechanical means) certifying that an amount is payable to or for the benefit of a Participant under the Plan, with regard to all transactions. The Trustee shall pay such amount (or cause such amount to be paid) in accordance with such directions, and the Trustee shall be fully protected in, and will incur no liability, for doing so.

ARTICLE 5

TRUST ASSETS

3.5.1 Trustee Exclusive Owner. All assets held by the Trustee shall be owned exclusively by the Trustee and no Participant or Beneficiary shall have any individual ownership. Participants and their Beneficiaries shall share in the assets of the Trust, its net earnings, profits, and losses, only as provided in this Plan.

3.5.2 Investments. The Trustee shall invest and reinvest the Trust Fund without distinction between income or principal in one or more of the following ways, as the Trustee shall from time to time determine:

(a) The Trustee may invest the Trust Fund or any portion thereof in obligations issued or guaranteed by the United States of America or of any instrumentalities thereof, or in other bonds, notes, debentures, mortgages, preferred or common stocks, options to buy or sell stocks or other securities, mutual fund shares, limited partnership interests, commodities, or in such other property, real or personal, as the Trustee shall determine.

(b) The Trustee may cause the Trust Fund or any portion thereof to be invested in a common trust fund established and maintained by a national bank or other bank regulated by the Federal Deposit Insurance Corporation ("FDIC"), for the collective investment of fiduciary funds, even though the bank is acting as the Trustee or Investment Manager; provided such common trust fund is a qualified trust under the applicable section of the Code, or corresponding provisions of future federal Internal Revenue laws and is exempt from income tax under the applicable section of the Code. In the event any assets of the Trust Fund are invested in such a common trust fund, the Declaration of Trust creating such common trust fund, as it may be amended from time to time, shall be incorporated into this Plan by reference and made a part hereof.

(c) The Trustee may deposit any portion of the Trust Fund in savings accounts in federally insured banks or savings and loan associations or invest in certificates of deposit issued by any such bank or savings and loan association. The Trustee may retain, without liability for interest, any portion of the Trust Fund in cash balances pending investment thereof or payment of expenses.

(d) The Trustee may buy and sell put and call options, covered or uncovered, engage in spreads, straddles, ratio writing and other forms of options trading, including sales of options against convertible bonds, and sales of Standard & Poor's futures contracts, and trade in and maintain a brokerage account on a cash or margin basis.

(e) The Trustee may invest the Trust Fund or any portion thereof to acquire or hold Qualifying Employer Securities or Real Property, provided that if the Participant's Account is taken into consideration in determining his benefits from a defined benefit plan of the Employer, the portion so invested shall not exceed ten (10%) percent of the fair market value of the assets of the Plan as of the date of such acquisition.

(f) The Trustee, at the Participant’s direction, may purchase or trade shares in Floridian Financial Group, Inc. Common Stock (FFGCS) from all sources except Rollover. Participants may continue to hold FFGCS as long as they are Active Employees of Floridian Financial Group Inc.

(g) The Trustee will trade any FFGCS as available. If necessary, the Trust will trade FFGCS with Floridian Financial Group Inc. as of the end of each calendar quarter to the extent shares have been authorized for trade by the Board of Directors of Floridian Financial Group Inc. Any monies directed

14535	53	05/01/07

from the Participants to purchase FFGCS will be held in the Federated Capital Preservation Fund Class K (FCKFX) until FFGCS is available for trade.

3.5.3 Administration of Trust Assets. Subject to the limitations expressly set forth in this Plan, the Trustee shall have the following powers and authority in connection with the administration of the assets of the Trust:

(a) To hold and administer all contributions made by the Employer to the Trust Fund and all income or other property derived therefrom as a single Trust Fund.

(b) To manage, control, sell, convey, exchange, petition, divide, subdivide, improve, repair, grant options, sell upon deferred payments, lease without limit as determined for any purpose, compromise, arbitrate or otherwise settle claims in favor of or against the Trust Fund, institute, compromise and defend actions and proceedings, and to take any other action necessary or desirable in connection with the administration of the Trust Fund.

(c) To vote any stock, bonds, or other securities of any corporation or other issuer; otherwise consent to or request any action on the part of any such corporation or other issuer; to give general or special proxies or powers of attorney, with or without power of substitution; to participate in any reorganization, recapitalization, consolidation, merger or similar transaction with respect to such securities; to deposit such stocks or other securities in any voting trusts, or with any protective or like committee, or with the Trustee, or with the depositories designated thereby; to exercise any subscription rights and conversion privileges or other options and to make any payments incidental thereto; and generally to do all such acts, execute all such instruments, take all such proceedings and exercise all such rights, powers and privileges with respect to the stock or other securities or property constituting the Trust Fund as if the Trustee were the absolute owner thereof.

(d) To apply for and procure, at the election of any Participant, Life Insurance Policies on the life of the Participant or someone in whom the Participant has an insurable interest; to exercise whatever rights and privileges may be granted to the Trustee under such Policies, and to cash in, receive and collect such Policies or the proceeds as and when entitled to do so under the provisions thereof;

(e) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(f) To register any investment held in the Trust by a corporate or institutional Trustee in the Trustee's own name or in the name of a corporate or institutional Trustee's nominee for the benefit of the Plan, or to hold any investment in bearer form, provided that the books and records of the Trustee shall at all times show that all such investments are part of the Trust;

(g) To borrow money for the purposes of the Plan in such amounts and upon such terms and conditions as the Trustee deems appropriate;

(h) To commingle the assets of the Trust Fund with the assets of other similar trusts which are exempt from income tax, whether sponsored by the Employer, an affiliate of the Employer or an unrelated employer, provided that the books and records of the Trustee shall at all times show the portion of the commingled assets which are part of the Trust; and

(i) To do all acts whether or not expressly authorized which the Trustee may deem necessary or proper for the protection of the property held hereunder.

3.5.4 Segregated Funds. Unless otherwise determined by the Trustee not to be prudent, the Trustee shall invest and reinvest each Segregated Fund without distinction between income or principal. Such accounts shall be held for the benefit of the Participant for whom such Segregated Fund is established in accordance with the terms of the Plan and the Segregated Account of the Participant shall be credited with any interest earned in connection with such accounts. If the Trustee determines that an alternative investment is appropriate, the Trustee may invest the Segregated Fund in any manner permitted with respect to the Trust Fund and such Segregated Fund shall be credited with the net income or loss or net appreciation or depreciation in value of such investments. No Segregated Fund shall share in any Employer Contributions or Forfeitures, any net income or loss from, or net appreciation or depreciation in value of, any investments of the

14535	54	05/01/07

Trust Fund, or any allocation for which provision is made in this Plan that is not specifically attributable to the Segregated Fund.

3.5.5 Investment Control. Each Participant may elect to transfer funds that do not exceed the balances in his Trustee-directed Accounts to a Controlled Account and exercise investment control of those funds by appropriate direction to the Trustee.

To the extent that the balance of the Participant's Account with respect to which a transfer is to be made includes his share of an Employer Contribution or Elective Contribution that has not been received by the Trustee, such transfer shall not occur until the Trustee receives such contribution. Funds so transferred to a Controlled Account on behalf of the Participant shall thereafter be invested by the Trustee in such bonds, notes, debentures, commodities, mortgages, equipment, trust certificates, investment trust certificates, preferred or common stocks, mutual funds, partnership interests, life insurance policies, including universal life insurance policies, or in such other property, real or personal (other than collectibles), wherever situated, as the Participant shall direct from time to time in writing; provided, however, that the Participant may not direct the Trustee to make loans to himself, nor to make loans to the Employer; and provided further that the Trustee may limit the investment alternatives available to the Participant in a uniform and nondiscriminatory manner.

Upon any such election being made, the amount of such funds to be transferred shall be deducted from his Trustee- directed Account as appropriate and added to a Controlled Account of the Participant. Any such election shall be at the absolute discretion of the individual Participant and shall be binding on the Trustee, unless such transaction is classified as a prohibited transaction under section 406 of the Act or section 4975 of the Code. All dividends and interest thereafter received with respect to such transferred funds, as well as any appreciation or depreciation in his investments, shall be added to or deducted from his Controlled Account.

If a Participant wishes to make such an election to transfer funds from his Trustee-directed Accounts to a Controlled Account as of a date other than a Valuation Date, the Trustee shall defer such transfer until the next succeeding Valuation Date.

As of any Valuation Date, the Participant may elect to have all or any portion of any cash contained in his Controlled Account transferred back to the general assets of the Trust Fund, in which case the Trustee shall again invest such cash as part of the general assets of the Trust Fund. Any such election shall be made by giving notice to the Trustee, in the manner that the Trustee deems necessary, and the notice shall specify the amount of cash to be transferred. The amount of such funds so transferred shall be deducted from the Participant's Controlled Account and added to the appropriate Account of the Participant. Any such election shall be at the absolute discretion of the individual Participant and shall be binding upon the Trustee.

The Trustee shall not have any investment responsibility with respect to a Participant's Controlled Account. In the event that a Participant elects to have any such funds transferred to a Controlled Account and invested in particular securities or assets pursuant to this Section, the Trustee shall not be liable for any loss or damage resulting from the investment decision of the Participant.

3.5.6 Compliance with Section 404(c) of the Act. It is the intent of the Employer and the Trustee that the investment alternatives meet the requirements of section 404(c) of the Act and the regulations thereunder. The Plan Administrator, or another Fiduciary appointed by the Employer, shall ensure that:

(a) the Plan offers appropriate investment options, but not less than three (3), each of which has materially different risk and return characteristics;

(b) Participants are permitted to change the investments in their Controlled Accounts at appropriate intervals, but not less frequently than quarterly;

(c) Participants are supplied with any forms necessary to effect changes in their investments and any information needed to make informed investment decisions including, but not limited to, the investment's risk and return characteristics, any investment manager, a description of any transaction fees, and the most recent prospectus.

14535	55	05/01/07

ARTICLE 6

INSURANCE

3.6.1 The Plan does not provide for the purchase of life insurance.

ARTICLE 7

PARTICIPANT LOANS

3.7.1 Authorization. Loans are permitted under the Plan. The Trustee shall establish a "participant loan program" in compliance with Internal Revenue regulations and Labor regulation section 2550.408b. The terms of such "participant loan program" shall be in writing and shall constitute part of the Plan. Such terms shall include:

(a) The identity of the person or positions authorized to administer the Participant loan program;

(b) A procedure for applying for loans;

(c) The basis on which loans will be approved or denied;

(d) Limitations (if any) on the types and amount of loans offered;

(e) The procedure under the program for determining a reasonable rate of interest;

(f) The types of collateral which may secure a Participant loan; and

(g) The events constituting default and the steps that will be taken to preserve Plan assets in the event of default.

3.7.2 Spousal Consent. Except in the case of a Safe Harbor Profit Sharing Plan, a Participant must obtain the written consent of his spouse, if any, to the use of the Participant's interest in the Plan as security for a Participant loan within ninety (90) days before the date on which the loan is to be so secured. A new consent must be obtained whenever the amount of the loan is increased or if the loan is renegotiated, extended, renewed or otherwise revised. The consent must be in writing, must acknowledge the effect of such consent, and must be witnessed by a Plan representative or a notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan.

If a valid spousal consent has been obtained, then notwithstanding any other provision of the Plan, the portion of the Participant's vested Account Balance used as a security interest shall be taken into account for purposes of determining the amount of the Account Balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than the entire amount of the Participant's vested Account Balance (determined without regard to the preceding sentence) is payable to the surviving spouse, the Account Balance shall first be reduced by the amount of the security used as repayment of the loan, before applying the percentages in determining the benefits payable to each Beneficiary, including the surviving spouse.

3.7.3 Limitations. No loan to any Participant or Beneficiary can be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (a) fifty thousand dollars ($50,000.00) (reduced by the excess, if any, of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made) or (b) one-half of the vested and non-forfeitable interest in his Accounts, determined as of the Valuation Date coinciding with or immediately preceding such loan or, ten thousand dollars ($10,000), if greater. For the purposes hereof, all loans from all plans of the Employer and other members of a group of employers described in sections 414(b), (c), (m) and (o) of the Code shall be aggregated. No Participant loan shall exceed the Participant's vested Account Balance.

14535	56	05/01/07

Any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan, unless such loan is used to acquire a dwelling unit, which within a reasonable time (determined at the time the loan is made), will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge or assignment with respect to any insurance Contract purchased under the Plan will be treated as a loan under this Section.

All loans must be adequately secured and bear a reasonable interest rate. In the event of a default, foreclosure on the note evidencing the loan and attachment of the security shall not occur until a distributable event occurs.

3.7.4 Availability. Loans, if any, must be available to all Participants and Beneficiaries on a reasonably equivalent basis without regard to any individual's race, color, religion, sex, age, or national origin. Loans shall not be made available to Highly Compensated Employees (as defined in Section 1.2.41) in an amount greater than the amount made available to other Employees.

3.7.5 Prohibitions. No Loans will be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five (5%) percent of the outstanding stock of the corporation.

3.7.6 Qualified Military Service. Effective December 12, 1994, the obligation to repay any loan made to a Participant who is performing service in the uniformed services, is suspended, as permitted under Code section 414(u)(4). Such a suspension of loan repayments shall not trigger a distribution under Code section 72(p) or constitute a loan default.

ARTICLE 8

BENEFICIARIES

3.8.1 Designation of Beneficiaries. Each Participant shall have the right to designate a Beneficiary or Beneficiaries and contingent or successive Beneficiaries to receive any benefits provided by this Plan which become payable upon the Participant's death. The Beneficiaries may be changed at any time or times by the filing of a new designation with the Plan Administrator, and the most recent designation shall govern. Notwithstanding the foregoing, and subject to the provisions of Section 2.5.4, the Beneficiary shall be the surviving spouse of the Participant, unless such surviving spouse consents in writing to an alternate designation and the terms of such consent acknowledge the effect of such alternate designation and the consent is witnessed by a representative of the Plan or by a notary public. The designation of a Beneficiary other than the spouse of the Participant or an optional form of benefits with the consent of such spouse may not be changed without the consent of such spouse and any consent must acknowledge the specific non-spouse Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, unless the spouse expressly consents to permitting designations by the Participant without the further consent of the spouse. Notwithstanding the foregoing, a Participant, at any time, may designate his spouse as Beneficiary, and with respect to Accounts providing annuities, may also designate the form of benefit as a Qualified Joint and Survivor Annuity.

3.8.2 Absence or Death of Beneficiaries. If a Participant dies without having a Beneficiary designation then in force, or if all of the Beneficiaries designated by a Participant predecease him, his Beneficiary shall be his surviving spouse, or if none, his surviving children, equally, or if none, such other heirs, or the executor or administrator of his estate, as the Plan Administrator shall select.

Unless otherwise designated by the Participant, if a Participant dies and is survived by some, but not all, of the Beneficiaries designated by him, such surviving Beneficiaries shall be deemed his sole Beneficiaries. In the event that a surviving Beneficiary dies before the complete distribution of the deceased Participant's interest, the estate of such Beneficiary shall be deemed the Beneficiary of the undistributed portion of such interest.

14535	57	05/01/07

3.8.3 Surviving Spouse Election. If the Participant does not elect a life annuity form of distribution, a surviving spouse, who has not consented to an alternate designation under Section 2.5.3(c), above, may elect to have distribution of the Participant's vested Account Balance commence within the 90-day period following the date of the Participant's death. The Account Balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of Account Balances for other types of distributions.

ARTICLE 9

CLAIMS

3.9.1 Claim Procedure. Any Participant or Beneficiary who is entitled to a payment of a benefit for which provision is made in this Plan shall file a written claim with the Plan Administrator on such forms as furnished by the Plan Administrator and shall furnish such evidence of entitlement to benefits as the Plan Administrator may require. The Plan Administrator shall notify the Participant or Beneficiary in writing as to the amount of benefit to which he is entitled, the duration of such benefit, the time the benefit is to commence and other pertinent information concerning his benefit.

If a claim for benefit is denied by the Plan Administrator, in whole or in part, the Plan Administrator shall provide adequate notice in writing to the Participant or Beneficiary whose claim for benefits has been denied within ninety (90) days after receipt of the claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice indicating the special circumstances and the date by which a final decision is expected to be rendered shall be furnished to the Participant or Beneficiary. In no event shall the period of extension exceed one hundred eighty (180) days after receipt of the claim. The notice of denial of the claim shall set forth (a) the specific reason or reasons for the denial; (b) specific reference to pertinent Plan provisions on which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) a statement that any appeal of the denial must be made by giving to the Plan Administrator, within sixty (60) days after receipt of the notice of the denial, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim. The Participant or Beneficiary (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Plan Administrator. If the Participant or Beneficiary fails to appeal such action to the Plan Administrator in writing within the prescribed period of time, the Plan Administrator's adverse determination shall be final, binding and conclusive. Benefits under this Plan will be paid only if the Plan Administrator decides in his discretion that the applicant is entitled to them.

3.9.2 Appeal. If the Plan Administrator receives from a Participant or a Beneficiary, within the prescribed period of time, a notice of an appeal of the denial of a claim for benefit, such notice and all relevant materials shall immediately be submitted to the Employer. The Employer may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision that shall be binding upon both parties.

The decision of the Employer shall be made within sixty (60) days after the receipt by the Plan Administrator of the notice of appeal, unless special circumstances require an extension of time for processing, in which case a decision of the Employer shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the Employer, in writing, shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based and shall be promptly furnished to the claimant. Benefits under this Plan granted pursuant to such an appeal will be paid only if the Employer decides in his discretion that the applicant is entitled to them.

ARTICLE 10

AMENDMENT AND TERMINATION

3.10.1 Right to Amend. The Employer may at any time or times amend the Plan and Trust, in whole or in part. The Employer specifically reserves the right to amend the Plan retroactively.

14535	58	05/01/07

3.10.2 Delegation. Each employer and each affiliated employer that is a party to this Agreement expressly delegates authority to Floridian Bank the right to amend any part of the Plan on its behalf. Floridian Bank shall submit a copy of the amendment to each other employer that has adopted the Plan. Each employer or affiliated employer may revoke such authority to amend the Plan on its behalf by written notice to Floridian Bank of such revocation.

3.10.3 Manner of Amending. Each amendment of this Plan shall be made by delivery to the Trustee of a copy of the resolution of the Employer that sets forth such amendment.

3.10.4 Limitations on Amendments.

(a) No amendment shall be made to this Plan which shall:

(1) Directly or indirectly operate to give the Employer any interest whatsoever in the assets of the Trust or custodial account or to deprive any Participant or Beneficiary of his vested and non-forfeitable interest in the assets of the Trust as then constituted, or cause any part of the income or corpus of the Trust to be used for, or diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries;

(2) Increase the duties or liabilities of the Trustee without the Trustee's prior written consent; or

(3) Change the vesting schedule under the Plan if the non-forfeitable percentage of the Account Balance derived from Non-Elective Contributions or Matching Contributions (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective) of any Participant is less than such non-forfeitable percentage computed without regard to such amendment.

(b) No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his Account Balance under a particular optional form of benefit if the amendment satisfies the conditions in (1) and (2) below:

(1) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition, a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

(2) The amendment shall not apply to any distribution with an Annuity Starting Date earlier than the earlier of (i) the ninetieth (90th) day after the date the Participant receiving the distribution has been furnished a summary of material modifications that satisfies the requirements of Labor regulation 2520.104b-3, or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

(c) If the vesting schedule of the Plan is amended, any Participant as of the later of the date such amendment is adopted or becomes effective, shall be vested and have a non-forfeitable percentage (determined as of such date) of his Employer provided Account Balance not less than the percentage computed under the Plan without regard to such amendment.

If a Plan amendment changes the vesting schedule, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's non-forfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule, each Participant who has completed three (3) Years of Vesting Service, (or in the case of Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after 1988, five (5) Years of Vesting Service), may elect within a reasonable period after the adoption of such amendment to have his non-forfeitable percentage computed without regard to such amendment or change. The period during

14535	59	05/01/07

which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end sixty (60) days after the latest of the date:

(1) the amendment is adopted;

(2) the amendment becomes effective; or

(3) the Employer or Plan Administrator issues the Participant written notice of the amendment.

3.10.5 Voluntary Termination. The Employer may terminate the Plan at any time by delivering to the Trustee an instrument in writing that designates such termination. Following termination of the Plan, the Trust will continue until the interest of each Participant has been distributed.

3.10.6 Involuntary Termination. The Plan shall terminate if (a) the Employer is dissolved or adjudicated bankrupt or insolvent in appropriate proceedings, or if a general assignment is made by the Employer for the benefit of creditors, or (b) the Employer loses its identity by consolidation or merger into one or more corporations or organizations, unless within ninety (90) days after such consolidation or merger, such corporations or organizations elect to continue the Plan.

3.10.7 Withdrawal by Employer. The Employer may withdraw from participation under the Plan without terminating the Trust upon making a transfer of the Trust assets to another Plan, which shall be deemed to constitute an amendment in its entirety of the Trust.

3.10.8 Powers Pending Final Distribution. Until final distribution of the assets of the Trust, the Plan Administrator and Trustee shall continue to have all the powers provided under this Plan as are necessary for the orderly administration, liquidation and distribution of the assets of the Trust.

ARTICLE 11

PORTABILITY

3.11.1 Continuance by Successor. In the event of the dissolution, consolidation, or merger of the Employer, or the sale by the Employer of its assets, the resulting successor person or persons, firm or corporations may continue this Plan by (a) adopting the Plan by appropriate resolution; (b) appointing a new Trustee as though the Trustee (including all members of a group of individuals acting as Trustee) had resigned; and (c) executing a proper agreement with the new Trustee. In such event, each Participant in this Plan shall have an interest in the Plan after the dissolution, consolidation, merger, or sale of assets, at least equal to the interest that he had in the Plan immediately before the dissolution, consolidation, merger, or sale of assets. Any Participants who do not accept a position with such successor within a reasonable time shall be deemed terminated. If, within ninety (90) days from the effective date of such dissolution, consolidation, merger, or sale of assets, such successor does not adopt this Plan, as provided herein, the Plan shall automatically be terminated and deemed an involuntary termination.

3.11.2 Merger with Other Plan. In the event of the merger or consolidation with, or transfer of assets or liabilities to, any other deferred compensation plan and trust, each Participant shall have an interest in such which is equal to or greater than the interest which he had in this Plan immediately before such merger, consolidation, or transfer, and if such other Plan thereafter terminates, each Participant shall be entitled to an Account Balance which is equal to or greater than the Account Balance to which he would have been entitled immediately before such merger, consolidation, or transfer if this Plan had then terminated, as adjusted for any investment gains or losses since such merger, consolidation, or transfer.

3.11.3 Transfer from Other Plans. The Employer may cause all or any of the assets held in connection with any other plan or trust which is maintained by the Employer for the benefit of its Employees and satisfies the applicable requirements of the Code relating to qualified plans and trusts to be transferred to the Trustee, whether such transfer is made pursuant to a merger or consolidation of this Plan with such other plan or trust or for any other allowable purpose. Rollover contributions are not permitted.

14535	60	05/01/07

Notwithstanding the above, if the transferor plan is another plan of the Employer and the Employer initiated the transfer or if the Plan is a restated money purchase plan, the Account Balances shall continue to vest according to the schedule in Section 2.4.1. If the transferor plan maintained a vesting schedule that differs from the one specified in Section 2.4.1, such transferred Account Balances shall vest according to the schedule that provides the greatest vesting percentage.

In the event that this Plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or a profit sharing plan subject to the survivor annuity requirements of Code sections 401(a)(11) and 417, any transferred assets shall remain subject to such requirements and this Plan shall provide such annuity distribution options as the transferor plan. Unless this Plan is also subject to such survivor annuity requirements, the annuity distribution option shall only apply to those assets that were transferred and any earnings thereon. Furthermore, any such transferred assets and associated earnings shall be distributed to the Participant only if: (a) he terminates employment with the Employer, attains Normal Retirement Age, becomes disabled, or dies, (b) the Plan should subsequently terminate, or (c) the Employer spin-offs the business unit to which the Participant is a member.

3.11.4 Transfer to Other Plans. The Trustee, upon written direction by the Employer, shall transfer some or all of the assets held under the Trust to another plan or trust of the Employer or any other employer meeting the requirements of the Code relating to qualified plans and trusts, whether such transfer is made pursuant to a merger or consolidation of this Plan with such other plan or trust or for any other allowable purpose.

In addition, upon the termination of employment of any Participant and receipt by the Plan Administrator of a request in writing, the Participant may request that any distribution from the Trust to which he is entitled shall be transferred to an individual retirement account, an individual retirement annuity, or any other plan or trust which is maintained by some other employer for the benefit of its employees and satisfies the applicable requirements of the Code relating to qualified plans and trusts. Upon receipt of any such written request, the Plan Administrator shall cause the Trustee to transfer the assets so directed and, as appropriate, shall direct the Insurer to transfer to the new trustee any applicable insurance policies issued on the Participant.

3.11.5 Direct Rollover. With respect to distributions from the Plan made on or after January 1, 1993, and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. If the entire Eligible Rollover Distribution is less than $500, but more than $200, the entire amount may be paid directly to an Eligible Retirement Plan.

ARTICLE 12

MISCELLANEOUS

3.12.1 No Reversion to Employer. Except as specifically provided in the Plan, no part of the corpus or income of the Trust shall revert to the Employer or be used for, or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.

3.12.2 Employer Actions. Any action by the Employer pursuant to the provisions of the Plan shall be evidenced by appropriate resolution or by written instrument executed by any person authorized by the Employer to take such action.

3.12.3 Execution of Receipts and Releases. Any payment to any person eligible to receive benefits under this Plan, in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder. The Plan Administrator may require such person, as a condition precedent to such payment, to execute a receipt and release therefore in such form, as he shall determine.

3.12.4 Rights of Participants Limited. Neither the creation of this Plan and Trust nor anything contained in this Plan shall be construed as giving any Participant, Beneficiary or Employee any equity or other interest in the assets, business or affairs of the Employer, or the right to complain about any action taken by or

14535	61	05/01/07

about any policy adopted or pursued by, the Employer, or as giving any Employee the right to be retained in the service of the Employer; and all Employees shall remain subject to discharge to the same extent as if the Plan had never been executed. Prior to the time that distributions are made in conformity with the provisions of the Plan, neither the Participants, nor their spouses, Beneficiaries, heirs-at-law, or legal representatives shall receive or be entitled to receive cash or any other thing of current exchangeable value, from either the Employer or the Trustee as a result of the Plan or the Trust.

3.12.5 Persons Dealing with Trustee Protected. No person dealing with the Trustee shall be required or entitled to see to the application of any money paid or property delivered to the Trustee, or determine whether the Trustee is acting pursuant to the authorities granted to the Trustee hereunder or to authorizations or directions herein required. The certificate of the Trustee that the Trustee is acting in accordance with the Plan shall protect any person relying thereon.

3.12.6 Protection of the Insurer. An Insurer shall not be responsible for the validity of the Plan or Trust and shall have no responsibility for action taken or not taken by the Trustee, for determining the propriety of accepting premium payments or other contributions, for making payments in accordance with the direction of the Trustee, or for the application of such payments. The Insurer shall be fully protected in dealing with any representative of the Employer or any one of a group of individuals acting as Trustee. Until written notice of a change of Trustee has been received by an Insurer at its home office, the Insurer shall be fully protected in dealing with any party acting as Trustee according to the latest information received by the Insurer at its home office.

3.12.7 No Responsibility for Act of Insurer. Neither the Employer, the Plan Administrator, or the Trustee shall be responsible for any of the following, nor shall they be liable for instituting action in connection with:

(a) The validity of policies or policy provisions;

(b) Failure or refusal by the Insurer to provide benefits under a policy;

(c) An act by a person which may render a policy invalid or unenforceable; or

(d) Inability to perform or delay in performing an act, which inability or delay is occasioned by a provision of a policy or a restriction imposed by the Insurer.

3.12.8 Inalienability. The right of any Participant or his Beneficiary in any distribution hereunder or to any Account shall not be subject to alienation, assignment or transfer, voluntarily or involuntarily, by operation of law or otherwise, except as may be expressly permitted herein. No Participant shall assign, transfer, or dispose of such right nor shall any such right be subjected to attachment, execution, garnishment, sequestration, or other legal, equitable, or other process. The preceding shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

Notwithstanding the above, the foregoing shall not apply to judgments, orders and decrees issued, and settlement agreements entered into, on or after August 5, 1997, which offset the Participant's benefits provided under this Plan if:

(a) the order or requirement to pay arises:

(1) under a judgment of conviction for a crime involving this Plan,

(2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of the Act, or

(3) pursuant to a settlement agreement between the Secretary of Labor and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a Fiduciary or any other person,

14535	62	05/01/07

(b) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan, and

(c) in a case in which the survivor annuity requirements of Code section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a spouse at the time at which the offset is to be made:

(1) either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in section 417(a)(2)(B) of the Code), or an election to waive the right of the spouse to either a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity is in effect in accordance with the requirements of section 417(a) of the Code,

(2) such spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of part 4 of such subtitle, or

(3) in such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under a Qualified Joint and Survivor Annuity or under a Qualified Pre-Retirement Survivor Annuity, where such survivor annuity equals the survivor annuity determined under the Plan assuming that:

(i) the Participant terminated employment on the date of the offset,

(ii) there was no offset,

(iii) benefits commence at the Participant's Normal Retirement Date (or current age if later),

(iv) the Qualified Joint and Survivor Annuity survivor percentage is fifty (50%) percent (even if another percentage is selected in Section 1.2.70), and

(v) the Qualified Pre-Retirement Survivor Annuity is fifty (50%) percent of such Qualified Joint and Survivor Annuity.

In the event a Participant's benefits are attached by order of any court, the Plan Administrator may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of the action, the Plan Administrator shall cause any benefits payable to be paid to the court for distribution by the court, as it considers appropriate.

3.12.9 Qualified Domestic Relations Orders. The Plan Administrator shall adhere to the terms of any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant and is made pursuant to a state domestic relations law (including a community property law) and which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant.

Any such domestic relations order must clearly specify the name and last known mailing address of the Participant and the name and mailing address of each Alternate Payee covered by the order, the amount or percentage of the Participant's benefit to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined, the number of payments or period to which such order applies, and each plan to which such order applies.

Any such domestic relations order shall not require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan, to provide increased benefits, or the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order

14535	63	05/01/07

previously determined to be a Qualified Domestic Relations Order.

Distributions to an Alternate Payee are permitted on or after the date a Domestic Relations Order is determined to be a Qualified Domestic Relations Order, even if the Participant continues to be employed and has not attained the "earliest possible retirement age" pursuant to section 414(p) of the Code.

For this purpose, the "earliest possible retirement age" under the Plan means the earlier of: (a) the date on which the Participant is entitled to a distribution under the Plan, or (b) the later of the date the Participant attains age 50, or the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

The payment of benefits to an Alternate Payee before the Participant has separated from service shall be determined as if the Participant had retired, or otherwise terminated employment, on the date on which such payment is to begin under the Qualified Domestic Relations Order, (but taking into account only the benefits actually accrued), and may be paid in any form in which such benefits may be paid under the Plan to the Participant (other than the form of a Joint and Survivor Annuity with respect to the Alternate Payee and his subsequent spouse).

To the extent provided in the Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving spouse of such Participant for purposes of sections 401(a)(11) and 417 of the Code (and any spouse of the Participant shall not be treated as a spouse of the Participant for such purposes) and if married for at least one (1) year to the Participant, the surviving former spouse shall be treated as meeting the requirements of section 417(d) of the Code.

The Plan Administrator shall promptly notify the Participant and each Alternate Payee of the receipt of a domestic relations order by the Plan and the Plan's procedures for determining the qualified status of domestic relations orders. Within a reasonable period after receipt of a domestic relations order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of such determination. If the Participant or any affected Alternate Payee disagrees with the determinations of the Plan Administrator, the disagreeing party shall be treated as a claimant and the claims procedure of Part 3, Article 9 shall be followed. The Plan Administrator may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan.

During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction or otherwise), the Plan Administrator shall separately account for the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If, within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the domestic relations order, the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts, including any interest thereon, to the person or persons entitled thereto. If within such eighteen (18) month period it is determined that the order is not a Qualified Domestic Relations Order or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts, including any interest thereon, to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order, which is made after the close of the eighteen (18) month period, shall be applied prospectively only.

3.12.10 Authorization to Withhold Taxes. The Trustee is authorized in accordance with applicable law to withhold from distribution to any payee such sums as may be necessary to cover federal and state taxes which may be due with respect to such distributions.

3.12.11 Missing Persons. If the Trustee mails by registered or certified mail, postage prepaid, to the last known address of a Participant or Beneficiary, a notification that the Participant or Beneficiary is entitled to a distribution and if (a) the notification is returned by the post office because the addressee cannot be located at such address and if neither the Employer, the Plan Administrator nor the Trustee shall have any knowledge of the whereabouts of such Participant or Beneficiary within three (3) years from the date such notification was mailed, or (b) within three (3) years after such notification was mailed to such Participant or

14535	64	05/01/07

Beneficiary, he does not respond thereto by informing the Trustee of his whereabouts, the ultimate disposition of the then undistributed vested Account Balance of such Participant (or his Beneficiary) shall be determined in accordance with the then applicable Federal laws, rules and regulations. If any portion of the vested Account Balance is forfeited because the Participant or Beneficiary cannot be found, such portion shall be reinstated if a claim is later made by the Participant or Beneficiary.

3.12.12 Notices. Any notice or direction to be given in accordance with the Plan shall be deemed to have been effectively given if hand delivered to the recipient or sent by certified mail, return receipt requested, to the recipient at the recipient's last known address. At any time that a group of individuals is acting as Trustee, notice to the Trustee may be given by giving notice to any one or more of such individuals.

3.12.13 Governing Law. The provisions of this Plan and Trust shall be construed, administered and enforced in accordance with the provisions of the Act and, to the extent applicable, the laws of the state in which the Employer has its principal place of business. All contributions to the Trust shall be deemed to take place in such state.

3.12.14 Severability of Provisions. In the event that any provision of this Plan and Trust shall be held to be illegal, invalid or unenforceable for any reason, said illegality, invalidity or unenforceability shall not affect the remaining provisions, but shall be fully severable and the Plan and Trust shall be construed and enforced as if said illegal, invalid or unenforceable provisions had never been inserted herein.

3.12.15 Gender and Number. Whenever appropriate, words used in the singular shall include the plural, and the masculine gender shall include the feminine gender and vice versa.

3.12.16 Binding Effect. The Plan and Trust, and all actions and decisions hereunder, shall be binding upon the heirs, executors, administrators, successors and assigns of any and all parties hereto and Participants, present and future.

3.12.17 Qualification under Internal Revenue Laws. The Employer intends that the Plan and Trust qualify under the applicable provisions of the Code. Until advised to the contrary, the Trustee may assume that the Plan and Trust are so qualified and are entitled to tax exemption under the Code.

14535	65	05/01/07

ARTICLE 13

EXECUTION OF AGREEMENT

3.13.1 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and no other counterparts need be produced.

3.13.2 Acceptance by Trustee. The Trustee, by joining in the execution of this Agreement, hereby signifies the Trustee's acceptance thereof.

3.13.3 Execution. To record the adoption of this Plan and Trust the Employer and each affiliated employer, if any, has caused this Agreement to be executed by its duly qualified officers and the Trustee has executed this Agreement, as of the day and year first above written.

Employer:	Trustee:
Floridian Financial Group Inc.

/s/ John Waters_________________________	/s/ John Waters_________________________
John Waters	John Waters
CFO	Trustee

/s/ Thomas Dargan______________________
Thomas Dargan
Trustee

14535	66	05/01/07